Exhibit 2.1

AGREEMENT FOR PURCHASE AND

SALE OF IMPROVED REAL PROPERTY

[Sunbelt Multi-Tenant Industrial Portfolio, 408,224 +/- Rentable Square Feet

Oxnard, California]

THIS AGREEMENT FOR PURCHASE AND SALE OF IMPROVED REAL PROPERTY (“Agreement”) is made and entered into as of the Effective Date (as defined in Section 1(e) below) by and between REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership or nominee (“Buyer”), and SUNBELT ENTERPRISES, LLC, a California limited liability company (“Seller”).

(a)Seller is owner of fee simple title to real property located in the City of Oxnard, California as legally described in Exhibit A.  The real property is improved and collectively referred to as Property (defined in Section 1(g) below).

(b)Buyer desires to purchase the Property and Seller desires to sell the Property to Buyer on the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.TERMS AND DEFINITIONS.  The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)“Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Rexford Industrial Realty, L.P.

11620 Wilshire Blvd., Suite 1000

Los Angeles, CA 90025

Attention: Howard Schwimmer

Telephone: 310-966-3804

Email: HowardS@rexfordindustrial.com

Facsimile: 310-966-1690

With copy to:	Greenberg Glusker LLP 1900 Avenue of the Stars, 21st Floor Los Angeles, CA 90067 (310) 201-7462 – Telephone (310) 201-2376 – Facsimile e-mail address: kfields@ggfirm.com

(b)“Closing” shall mean the consummation of the transaction contemplated herein.  Neither party will need to be present at Closing, it being anticipated that the parties will deliver all closing documents and deliverables in escrow to the Escrow Agent prior to the Closing Date.  At Buyer’s request, the Closing shall occur as a so-called “Gap” Closing.

(c)“Closing Date” shall mean seven (7) days after the expiration of the Due Diligence Period.

(d)“Due Diligence Period” shall mean the period beginning on the Effective Date and expiring at 5:00 p.m. Pacific Time twenty eight (28) days from the Effective Date .

(e)“Effective Date” shall mean the date that is the date of the last execution of this Agreement by Seller and Buyer.

(f)Escrow / Title

“Escrow Agent” shall mean shall mean Old Republic Title, whose address is 101 N. Brand Blvd., 14th Floor, Glendale, Ca. 91203 and, specifically, the Escrow Agent contact shall be: Phyllis Chambers, Telephone: 818.543.6520; Fax: 818.230.9115; E-mail: pchambers@ortc.com.

.

“Title Company” shall mean shall mean Chicago Title Company, whose address is 725 South Figueroa Street, Suite 200, Los Angeles, California 90017, Attn: Mike Slinger, Email: mike.slinger@ctt.com.

The parties agree that the Escrow Agent shall be responsible for the preparation of the closing statement and collections and disbursement of the funds and the Title Company shall be responsible for issuance of the title reports, Title Commitment (as defined in Section 7 below) and Title Policy (as defined in Section 6 below).

(g)“Property” shall collectively mean (i) certain parcels of real property, in Oxnard, California, being legally described on Exhibit A, attached hereto and incorporated herein (the “Land”), together with Seller’s entire right, title and interest in and to all appurtenant easements, rights-of-way, riparian rights, privileges, appurtenances and other rights pertaining to the Land and all of Seller’s right, title and interest to the land lying in the bed of any street or highway in front of or adjoining such real property; (ii) Seller’s entire right, title and interest in and to all buildings, structures and improvements situated on the Land and all fixtures (including, without limitation, lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection therewith) owned by Seller and affixed thereto (collectively the “Improvements”); (iii) all right, title and interest of Seller, if any, in and to the tangible personal property owned by Seller (other than furniture, equipment, building systems, trade fixtures and inventory not owned by Seller) located on the Land or on and/or in the Improvements (collectively, the “Personal Property”); (iv) Seller’s entire right, title and interest in and to all warranties and guaranties respecting the Improvements and Personal Property; (v) Seller’s entire right, title and interest in and to the “Leases” (Leases shall mean those Leases identified in Exhibit C attached hereto), including, without limitation, all prepaid rent or security or other deposits thereunder; (vi) Seller’s entire right, title and interest in and to all pending applications for or final licenses, permits, entitlements, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Improvements, to the extent they exist and are transferable and assignable; (vii) Seller’s entire right, title and interest in and to all site plans, surveys, and plans which relate to the Land; (viii) all “Service Agreements” (as hereinafter defined) that are to be assumed by Buyer at the Closing as provided in this Agreement; and (ix) all advertising material, telephone exchange numbers, websites, domain names and all other intellectual property, including, without limitation, trademarks and tradenames but excluding the name Sunbelt Enterprises, LLC and The Kavli Foundation.

Buyer and Seller acknowledge and agree that the Property consists of six (6) separate industrial projects identified by name and address on Schedule 1 attached hereto (each a “Project” and collectively, the “Projects”) and that references to the “Property” in this Agreement and the terms and provisions hereof (including, without limitation, all Buyer rights with respect to the Property and all Seller representations and warranties relating to the Property) shall mean both all Projects collectively (together with all collective Land, Improvements, Personal Property, Leases and Service Contracts for all Projects) and each Project individually (together with the Land, Improvements, Personal Property, Leases and Service Contracts pertaining specifically such Project), unless the context dictates otherwise.

(h)“Purchase Price” shall mean Thirty Nine Million Dollars ($39,000,000.00) plus or minus prorations and other adjustments as provided herein.

(i)“Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Sunbelt Enterprises, LLC
1801 Solar Drive, Suite 250
Oxnard, California 93030
Attention:  Bjorn R. K. Nilsen

Tele: 805.604.0700
Facsimile:  805.485.3899
E-mail: bjorn@sunbeltenterprises.net

With copy to:

Law Offices of Jeffrey L. Marcus, APC
340 N. Westlake Blvd., Suite 270
Westlake Village, California 91362
Attention:  Jeffrey L. Marcus, Esq.

Tele: (805) 494-8801
Facsimile:  (805) 494-1881

E-Mail:  jeff@marcuslawgroup.com

2.PURCHASE AND SALE OF THE PROPERTY.  Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, all of Seller’s right, title and interest in and to the Property for the Purchase Price set forth above.

3.PURCHASE PRICE.  The Purchase Price to be paid by Buyer to Seller for the Property shall be payable at Closing, by wire transfer of immediately available funds to Escrow Agent, subject to such credits and adjustments as are herein provided.  Buyer and Seller agree to allocate the Purchase Price among the Projects comprising the Property in accordance with the allocations set forth on Schedule 2 attached hereto. Neither Buyer nor Seller shall file any return (or treat any item or items thereon) or make any statement or submission to the IRS, the Ventura County Assessor’s or Tax Collector’s Office, the California State Franchise Tax Board, any comparable local state or federal agency, or any court or other judicial or administrative body, or otherwise account for the Property or any Project, which return, treatment, item, statement submission or accounting is inconsistent in whole or in part with the allocation of the Purchase Price set forth on Schedule 2.  The provisions of this Section 3 shall survive the Closing.

4.EARNEST MONEY.

(a)On the Effective Date, Buyer shall deposit in escrow with the Escrow Agent the amount of Eight Hundred Thousand Dollars ($800,000.00) (the “Earnest Money”).

The Earnest Money shall be held by Escrow Agent. Buyer agrees to promptly deliver or cause the Escrow Agent to deliver to Seller written acknowledgment by the Escrow Agent that the required Earnest Money has been received by the Escrow Agent.

(b)Seller shall have the option of terminating this Agreement if the full amount of the Earnest Money is not timely and fully delivered to the Escrow Agent and such failure continues for more than one (1) business day after written notice that the same is due.  The Earnest Money shall be applied to the Purchase Price.

5.PRORATION OF EXPENSES AND PAYMENT OF COSTS AND RECORDING FEES.

(a)Real estate taxes (not paid directly by Tenant(s) under the Leases), rollback taxes, water and sewer use charges, and any other charges and assessments (x) constituting a lien on the Property due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing (y) payable in installments, or otherwise not constituting a lien on the Property or not yet due and payable on or before the Closing Date, such installment allocable to the current period shall be prorated as of the Closing Date.  If the Closing shall occur before the actual taxes for the then current year are known, the apportionment of taxes shall be upon the basis of taxes for the Property for the immediately preceding year, provided that, if the taxes for the current year are thereafter determined to be more or less than the taxes for the preceding year (after any appeal of the assessed valuation thereof is concluded), Seller and Buyer promptly shall adjust the proration of such taxes and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment.  Notwithstanding the foregoing, if any real estate taxes are paid annually or semi-annually by Tenant(s) pursuant to Leases and such tax payment is not due and has not been collected by Seller, then such real estate taxes shall not be prorated between Buyer and Seller.  All special taxes and assessments due and payable prior to the Closing Date shall be prorated as set forth above, and those due and payable after the Closing Date shall be paid by Buyer.  There shall be no proportion of personal property taxes.  Seller shall be responsible for paying all personal property taxes prior to the Closing (unless billed directly to Tenants under the Leases).

(b)All non-delinquent rents (including all base rent, percentage rent, accrued tax, utility, insurance and operating expense pass-throughs, charges and other revenue of any kind receivable from the Leases, collectively the “Rents”), will be prorated on a per-diem basis at Closing.  Seller will receive all collected, non-delinquent Rents from the Leases up to, but not including, the Closing Date.  No proration will be made with respect to any delinquent Rents of any kind receivable from the Leases for any period before Closing.  Seller shall have no right to pursue Tenants for delinquent Rents after Closing, and shall promptly deliver to Buyer all Rents received by Seller after the Closing.  Buyer shall have no liability to Seller for the delinquent Rents except to the extent actually collected by Buyer and Buyer agrees to use commercially reasonable efforts to collect such delinquent Rents after the Closing (but shall in no event have any obligation to institute legal action in connection with such efforts).  Rents collected by Buyer after the Closing shall be applied in order of inverse maturity (i) first to amounts owed by such tenant for rent periods after the rent period in which the Closing occurs, (ii) second to any delinquent Rents owing for the rent period during which the Closing occurred (such amount to be prorated between Buyer and Seller as provided herein), and (iii) the remainder, if any, to delinquent Rents owing prior to the rent period during which the Closing occurred. Any such amounts applied in connection with the foregoing order to delinquent Rents for any period prior to the Closing shall be promptly paid to Seller.  Notwithstanding the foregoing, if any of such operating expenses and other charges and expenses are payable by tenants under the Leases (collectively, the “Tenant Charges”) on an estimated basis, then the Tenant Charges shall be reconciled against actual charges and expenses as of and at the Closing, to the extent then possible, and Seller shall provide a proposed reconciliation for Buyer’s approval.  Seller and Buyer shall have a period of six (6) months following the actual Closing Date to conduct a final reconciliation of Tenant Charges and other prorations.  If the final reconciliation shows that Seller owes Buyer additional sums, Seller shall deliver such amount to Buyer within ten (10) days after the delivery of the final reconciliation of the Tenant Charges.  If the final reconciliation shows that Buyer owes Seller additional sums, Buyer shall pay such amount to Seller within ten (10) days after Buyer’s receipt of the final reconciliation.  Other than as set forth above, there shall not be any further reconciliation of such Tenant Charges after the final reconciliation thereof, the proration of such Tenant Charges pursuant to the final reconciliation being conclusively presumed to be accurate.  After the Closing, Buyer shall be solely liable and responsible to the tenants under the Leases for such reconciliation of Tenant Charges under the Leases.

(c)All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) made pursuant to the terms of any of the Leases shall be transferred or credited to Buyer at Closing.  As of Closing, Buyer shall assume Seller’s obligations related to tenant security deposits, but only to the extent they are properly credited and transferred to Buyer.  If tenant security deposits are in the form of letters of credit or other non-cash collateral, Seller shall, at its cost and expense, cause such collateral to be properly transferred to Buyer on the Closing Date, together with the consent of the issuer of the letter of credit.

(d)Buyer shall be given a credit at Closing for any and all Leasing Costs (as defined in Section 12(a)(ix) below) incurred (whether or not then due) under agreements executed or otherwise bound to before the Closing (“Pre-Closing Leasing Expenses”); and Seller shall indemnify and defend Buyer with respect to all Pre-Closing Leasing Expenses suffered by Buyer after the Closing which were not credited to Buyer at Closing.  Notwithstanding, Buyer shall be responsible for any leasing commissions arising and accruing as a result of any options to extend or renew any Lease beyond the current (as of the Closing) expiration of such Lease, which is exercised after the date hereof and any such leasing commissions shall be prorated with Seller being responsible for all amounts applicable to any period prior to the Closing and Buyer being responsible for all amounts applicable to any period from and after the Closing.

(e)Any common area maintenance, elevator maintenance, utility, taxes other than real estate taxes such as rental taxes, other expenses incurred in operating the Property that Seller pays and that are not paid by tenants on an estimated or other basis, and any other costs incurred in the ordinary course of business or the management and operation of the Property not so paid by tenants, shall be prorated on an accrual basis.  Seller shall pay all such expenses that accrue prior to the Closing Date and Buyer shall pay all such expenses accruing on the Closing Date and thereafter.  Seller shall obtain billings and meter readings as of the Closing Date to aid in such prorations.

(f)At least three (3) business days prior to the Closing, the parties shall agree upon all of the prorations to be made and submit a statement to Escrow Agent setting forth the same.  In the event that any prorations, apportionments or computations made under this Section 5 shall require final adjustment, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same, but in no event shall such final adjustment occur later than six (6) months following the Closing.  Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

(g)Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller’s Closing Costs”:

(i)One hundred percent (100%) of the title policy premium for an CLTA  owner’s standard coverage title policy, but excluding any endorsements elected by Buyer and excluding an ALTA policy;

(ii)Broker’s commission payment (for sales commissions earned) to Newmark Grubb Knight Frank (Seller’s broker), in accordance with Section 24 of this Agreement;

(iii)Fifty percent (50%) of any escrow fees;

(iv)any transfer or document transfer tax; and

(v)all recording costs.

(h)Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:

(i)Fifty percent (50%) of any escrow fees;

(ii)Any fee charged for extended coverage, including and related to and for a CLTA policy or any form of ALTA policy, of the Title Policy and any endorsements to the owner’s title insurance policy, if elected by Buyer;

(iii)If applicable, all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing; and

(iv)the cost of the Survey (as defined in Section 6 below), Phase I or II environmental study, and due diligence investigations; and

(i)All other customary costs, if any, shall be allocated in accordance with the customs prevailing in similar transactions in the County of Ventura, State of California.  Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

6.TITLE AND SURVEY.  At Closing, Seller agrees (a) to convey to Buyer fee simple insurable title to the Property by Grant Deed in the form of Exhibit B, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as defined below) and (b) that Buyer’s obligation to purchase the Property is subject to the condition precedent that, at the Closing, the Title Company shall have irrevocably committed to issue a 2006 ALTA/extended coverage policy of title insurance (the “Title Policy”) covering the Property, in the full amount of the Purchase Price, upon the Closing with Buyer paying the additional expense for such extended coverage over and above the expense of a CLTA coverage policy.  Conclusive evidence of the availability of such title shall be the irrevocable commitment of Title Company to issue to Buyer on the Closing Date the Title Policy issued by Title Company in the State of California, with a coverage limit equal to the Purchase Price, which Title Policy shall show (i) title to the Land and Improvements included in the Property to be vested of record in Buyer, and (ii) the Permitted Exceptions for the Property to be the only exceptions to title and (iii) contains the endorsements reasonably requested by Buyer.  Buyer may obtain at its own cost and expense ALTA surveys of the Property prepared by a licensed professional engineer or surveyor acceptable to Buyer (collectively, the “Survey”).

7.EXAMINATION OF PROPERTY.  Seller and Buyer hereby agree as follows:

(a)After the Effective Date, Seller shall order an owner’s title commitment (the “Title Commitment” also known as a preliminary title report) to insure title to the Property, from Title Company, together with a copy of all exceptions.  All matters shown in the Title Commitment or the Survey with respect to which Buyer fails to object by the earlier of (i) ten (10) business days after Buyer’s receipt of the Title Commitment and copies of all exceptions thereto for each Project or (ii) the expiration of the Due Diligence Period (the “Title Review Period”) shall be deemed “Permitted Exceptions”.  Buyer may disapprove of any item or exception shown on the Title Commitment or the Survey by delivering written notice to Seller of its objection to any such matter prior to the expiration of the Title Review Period.  Seller shall not be in breach or default of this Agreement if Seller fails to cure over any title or survey matter objected to by Buyer (it being understood that Seller shall have no duty or obligation to cause such matters to be cured or endorsed over unless Seller notifies Buyer that it elects to cure such matters); provided, however,

Seller shall be obligated to cause to be removed at or prior to the Closing Date, all (i) mortgage liens, (ii) mechanics’ liens, (iii) judgment liens, (iv) any delinquent real estate tax liens or assessments and (v) other similar exceptions to the title to the Property which are of a definitive and/or ascertainable amount and are curable through the payment of money (collectively, (i)-(v) are the “Liens”).  Seller may notify Buyer of any objections which Seller elects not to remove or cure for the Property within three (3) business days following receipt of Buyer’s objections (“Seller Notice Period”).  In the event Seller fails to respond to Buyer within the Seller Notice Period, Seller shall be deemed to have elected to not cure all such objections.  In the event that Seller, by notice to Buyer within such Seller Notice Period, notifies Buyer that Seller refuses to remove or cure any objections or Seller does not so respond, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) days after the Seller Notice Period, upon which the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.  If Buyer does not provide termination notice within such five (5) day period, Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 7(a) and all matters shown in the Title Commitment and the Survey shall be deemed approved by Buyer and shall constitute Permitted Exceptions for all purposes under this Agreement.

Approval by Buyer of any additional title exceptions, defects, encumbrances or other title matters first disclosed in writing after Buyer’s receipt of the Title Commitment (“Additional Title Matters”) shall be a condition precedent to Buyer’s obligations to purchase the Property (Buyer hereby agreeing that its approval of such additional title matters shall not be unreasonably withheld).  Unless Buyer gives written notice (“Title Disapproval Notice”) that it disapproves any Additional Title Matters, stating the Additional Title Matters so disapproved, before the sooner to occur of the Closing or five (5) days after receipt of written notice of such Additional Title Matters, Buyer shall be deemed to have approved such Additional Title Matters.  Seller shall have until the Closing within which to remove the disapproved Additional Title Matters set forth therein from title.  In the event Seller determines at any time that they are unable or unwilling to remove any one or more of such disapproved Additional Title Matters at or by Closing, Seller shall give written notice to Buyer to such effect; in such event, Buyer may, at its option, terminate this Agreement upon written notice to Seller but only if given prior to the sooner to occur of the Closing or five (5) days after Buyer receives Seller’s notice, in which case this Agreement shall immediately terminate, Buyer shall be entitled to a return of the Earnest Money, and Seller and Buyer shall have no further rights or obligations hereunder, except for the provisions hereof that expressly survive termination of this Agreement.  If Buyer fails to give such termination notice by such date, Buyer shall be deemed to have waived its objection to, and to have approved, the matters set forth in Seller’s notice.  The Closing Date may be extended as necessary to allow for the time periods in this paragraph to address any Additional Title Matters.

(b)Within five (5) days after the Effective Date, Seller shall provide to Buyer copies of or make available for inspection at Seller’s office (copies or inspection at Seller’s discretion) the following documents and materials pertaining to the Property to the extent within Seller’s possession or control (and anything in possession of Seller’s property manager or asset manager shall be deemed to be in Seller’s possession or control): (i) current preliminary title report and an ALTA Survey (if any) prepared for the Property along with underlying documents referenced or described therein; (ii) rent rolls; (iii) available construction plans, drawings and specifications respecting the Improvements; (iv) engineering reports; (v) environmental reports;

(vi) copies of all operative service contracts relating to the Property; (vii) copies of operative leases, licenses and occupancy agreements relating to the Property; (viii) operative vendor warranties in connection with the operation of the Property; (ix) copies of current, and the immediately preceding two (2) years property tax bills, and special assessments respecting the Property; (x) operating income statements respecting the Property for 2012, 2013 and first and second quarters of 2014; (xi) certificates of completion for the Property; (xii) copies of fire system annual inspections for the Property; (xiii) copies of the last 12 months of utility bills which are not paid directly by the tenants (gas, electric, water and sewer) for the Property; (xiv) copies of HOA materials; and (xv) other documentation (based on a commercially reasonableness standard determined by Seller) in Seller’s possession or control that would be relevant to Buyer in conducting Buyer’s review of the Property – (i) through (xv) collectively referred to herein as “Due Diligence Materials.”  The Due Diligence Materials furnished to or made available to Buyer are expressly understood by Buyer to be subject to the confidentiality provisions of Section 31 and, except for Section 12 below, Seller makes no warranty concerning said Due Diligence Materials accuracy.  Notwithstanding any terms to the contrary in this Agreement, (1) Seller shall not be obligated or otherwise required to furnish or make available to Buyer any of the following (collectively, “Excluded Property Records”): (A) any appraisals or other economic evaluations of, or projections with respect to all or any portion of the Property, including, without limitation, 2014 budgets, and (B) any documents or materials or information which (y) are subject to attorney/client privilege, work product or similar privilege, with respect to the purchase of the Property by Seller, or (z) are subject to a confidentiality agreement; and (2) Seller shall have no obligation or liability of any kind to Buyer as a result of Seller not furnishing or making available to Buyer the Excluded Property Records.  Additionally, during the Due Diligence Period and through the Closing, Buyer, its agents and designees, at Buyer’s sole cost and expense, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may require in its discretion to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property or consist of invasive testing, and Buyer shall use commercially reasonable efforts not to interfere with construction on the Property or the conduct of business by tenant(s) under the Leases; and provided further, however, that Buyer shall pay all costs and expenses of such activities on the Property and agrees to defend, indemnify and hold Seller harmless from and against any and all loss, claims, damages, cost, liability, settlement, cause of action or threat thereof or expense (including, without limitation, reasonable attorneys’ fees and costs) arising from or related to the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage to the extent reasonably possible given the nature and condition of the Property at the time of Buyer’s activities, which obligation shall survive Closing or any termination of this Agreement.  Notwithstanding the foregoing, the indemnity contained in this Section shall exclude any and all loss, claims, damages, cost, liability, settlement, cause of action or threat thereof or expense (including, without limitation, reasonable attorneys’ fees and costs) (i) to the extent caused by the negligence of Seller or any party under Seller’s direction or control, or (ii) arising out of pre-existing conditions on, under or about the Property, except to the extent exacerbated by Buyer.   Buyer shall (or shall cause any consultants retained by Buyer to) maintain a liability policy with a minimum limit of One Million Dollars ($1,000,000.00) per occurrence with respect to any such Property inspection activities.  Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property.  Buyer shall not interview, correspond with or otherwise contact Tenants for any reason relating to the transaction contemplated by this Agreement or the potential sale of the Property without first obtaining the written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, and, at Seller’s election, Seller may elect to be present during any such interview or contact with Tenant.  Buyer shall give Seller reasonable written notice (which in any event shall not be less than one (1) business day) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property but Seller’s inability to timely provide a representative to attend shall not preclude Buyer from proceeding with an otherwise properly noticed inspection.  Notwithstanding the foregoing, Buyer shall not be permitted to undertake any air sampling or any intrusive or destructive testing of the Property, including, without limitation, a “Phase II” environmental assessment (collectively, the “Intrusive Tests”), without in each instance first obtaining Seller’s prior written consent thereto, which consent Seller shall not unreasonably withhold.  If the Agreement is terminated for any reason other than a Seller default, copies of all Property investigative reports generated for or on behalf of Buyer shall be delivered to Seller without representation or warranty by Buyer as to their accuracy or completeness.

(c)Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Due Diligence Period, in which event this Agreement shall terminate, Buyer shall receive a refund of the Earnest Money except that $100 of the Earnest Money shall be paid to Seller as independent consideration for this Agreement (the “Independent Consideration”), and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein and which survive the termination of this Agreement.  Buyer’s written approval of its investigations under this Section 7 prior to the expiration of the Due Diligence Period shall constitute Buyer’s waiver of the termination right set forth in this Section 7, in which event the parties shall proceed to Closing in accordance with the terms of this Agreement and the Earnest Money shall be nonrefundable to Buyer.  Buyer’s failure to timely deliver an acceptance notice prior to the expiration of the Due Diligence Period shall be deemed Buyer’s election to exercise its right of termination of this Agreement, in which event neither party shall have any further liability or obligations under this Agreement except for such obligations which by their terms expressly survive termination of this Agreement and the Earnest Money shall be promptly returned to Buyer.  The indemnity, defense and hold harmless obligations of Buyer under this Section 7 shall survive Closing or any termination of this Agreement, notwithstanding any provision to the contrary herein contained.

(d)Seller shall procure and deliver, not less than five (5) business days prior to the Closing Date, executed tenant estoppels certificates (“Tenant Estoppel Certificates”) from (i) any and all Tenant(s) who lease more than 10,000 rentable square feet of space in the Improvements as of the Effective Date (each a “Key Tenant” and collectively, the “Key Tenants”), and (ii) Tenants (including the Key Tenants) leasing at least seventy-five percent (75%) of the then leased rentable square feet of space in the improvements as of the Effective Date, in the form required hereinbelow (which do not disclose matters adverse to the Property, in any material respect and dated not more than thirty (30) days prior to the Closing), which shall be a condition precedent to Buyer’s obligation to acquire the Property hereunder.

Each Tenant Estoppel Certificate shall be substantially in the form attached as Exhibit F (or if Seller, after using commercially reasonable efforts to obtain certificates in such form, are unable to obtain the same, then in the form, if any, prescribed in or permitted by the applicable Lease); provided, however, that with respect to a Lease with a regional or national tenant with at least ten (10) locations (for example, Federal Express) the form may also be the standard form generally used by such tenant, provided that such form includes substantially the same information as in the form attached as Exhibit F and such regional or national tenant customarily provides its own form of estoppel certificate.  Prior to delivering the estoppels to the tenants, Seller shall deliver the same to Buyer for Buyer’s review, modification and approval of the factual information set forth therein.  Buyer’s failure to object to any such estoppel by written notice to Seller given within two (2) business days after Buyer’s receipt thereof shall be deemed to constitute Buyer’s acceptance and approval of the forms of estoppel certificates to be delivered to tenants.  Buyer’s failure to object to any Tenant Estoppel Certificate (or any information or provision therein) received from a tenant by written notice to Seller given within three (3) business days after Buyer’s receipt thereof (but not later than the Closing Date) shall be deemed to constitute Buyer’s acceptance and approval thereof.

(e)Upon Buyer request prior to the expiration of the Due Diligence Period, Seller shall, at Seller’s sole cost and expense, either (1) cause all or some of the Service Agreements, at Buyer’s election, to be terminated as of the Closing; or (2) cause some or all assignable Service Agreements, at Buyer’s election, to be assigned to Buyer at Closing.

8.RISK OF LOSS/CONDEMNATION.  Upon an occurrence of a casualty, condemnation or taking with respect to any Property, Seller shall notify Buyer in writing of same.  Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller.  In the event (a) all or any portion of any Property is damaged in any casualty so that with respect to any casualty the cost to repair such casualty would (i) exceed Four Million Dollars ($4,000,000) in the aggregate for the Property or, with respect to each Project, exceed ten percent (10%) of the allocated Purchase Price for such portion of the Property, in each case based on the parties’ reasonable estimate (and if fully covered by Seller’s insurance, other than commercially reasonable deductible amounts, the amount of which shall be credited to Buyer at Closing), (ii) take longer than sixty (60) days to repair, or (iii) not be fully covered by Seller’s insurance (other than commercially reasonable deductibles, the amount of which will be credited to Buyer at Closing), or (b) any portion of the Property is condemned or taken (or any tenant may terminate its Lease as a result of either (a) or (b)), then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein.  With respect to any condemnation or taking, if Buyer does not timely elect to cancel this Agreement as aforesaid, Seller shall assign to Buyer at the Closing the rights of Seller to the awards (less Seller’s condemnation costs for attorney fees, costs, insurance deductibles and other related expenses), if any, for the condemnation or taking and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any under Seller’s property and rent loss, if any, insurance policy covering the Property with respect to such damage or destruction.  With respect to any casualty, if Buyer does not timely elect to cancel this Agreement as aforesaid, then the Closing shall take place as provided herein, without reduction of the Purchase Price (other than for deductible amounts as provided above), and there shall be assigned to Buyer at Closing all interest of Seller in and to any insurance proceeds (including rental loss coverage for periods after the Closing) for such occurrence (less any reasonable amounts expended by Seller to repair the casualty or to recover the insurance proceeds).

9.EARNEST MONEY DISBURSEMENT.  Except as otherwise provided herein, the Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)If Buyer elects to terminate this Agreement at any time prior to the expiration of the Due Diligence Period, then Escrow Agent shall return the Earnest Money to Buyer immediately upon receipt of Buyer’s written notice of termination (or upon any deemed termination by Buyer under this Agreement in lieu of written notice) and thereafter neither party shall have further liability or obligation hereunder, except for such obligations which by their terms expressly survive the termination of this Agreement.

(b)If the Closing occurs, Escrow Agent shall apply the Earnest Money to the Purchase Price.

(c)The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s scope of duties. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Agreement.

10.DEFAULT.

(a)Buyer’s Default.  IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY DEFAULT OF BUYER, SELLER’S SOLE REMEDY (EXCEPT AS PROVIDED BELOW) SHALL BE TO TERMINATE THIS AGREEMENT AND RECEIVE THE EARNEST MONEY AS LIQUIDATED DAMAGES AND SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER.  BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER IN THE EVENT BUYER DEFAULTS HEREUNDER AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS HEREIN PROVIDED.  BUYER AND SELLER THEREFORE AGREE THAT A REASONABLE PRESENT ESTIMATE OF THE NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER’S DEFAULT OR BREACH HEREUNDER IS AN AMOUNT OF MONEY EQUAL TO THE EARNEST MONEY WHICH SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A

FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.  THE FOREGOING SHALL NOT LIMIT SELLER’S REMEDIES WITH RESPECT TO BUYER’S OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, ITS INDEMNIFICATION AND THE ATTORNEYS’ FEES OBLIGATIONS) OF THIS AGREEMENT.

/s/ BN	/s/ HS
SELLER’S INITIALS	BUYER’S INITIALS

(b)Seller’s Default.  In the event the Seller fails to consummate the sale of the Property in accordance with the provisions of this Agreement for any reason constituting a default on the part of Seller, then Buyer may, as its sole remedy (subject to the provisions below, to the exclusion of all other remedies, both legal and equitable) elect to either (i) accept title to such Property subject to the defaulted obligation of Seller, without any abatement or reduction in the Purchase Price, or (ii) terminate this Agreement and receive a return of its Earnest Money, or (iii) bring an action against Seller for specific performance of this Agreement; provided, however, if specific performance is not available because Seller has conveyed the Property to a third party or specific performance has otherwise been made impractical or impossible by a breach or default of Seller and a court determines that Seller is in material breach or default of this Agreement then Seller shall reimburse Buyer’s actual, out of pocket costs and expenses in pursuit of the Property not in excess of $50,000.  Seller acknowledges that the Project is unique in nature, notwithstanding the fact that it may be investment property.  Accordingly, if Seller defaults under this Agreement and Buyer seeks specific performance as a remedy and/or receives a lis pendis in connection therewith, Seller shall not challenge specific performance or seek to expunge a lis pendis by claiming that (i) the Project is not unique in nature (including, without limitation, because the Project is investment property) and/or (ii) other adequate remedies may be available to Buyer.

11.CLOSING.  The Closing shall consist of the execution and delivery of documents by Seller and Buyer with respect to the Property as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement.

Not later than one (1) business day prior to the Closing Date, Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents for the Property:

(a)a duly-executed Grant Deed or Grant Deeds in the form attached hereto as Exhibit B (the “Deeds”);

(b)a duly-executed Assignment and Assumption of Leases, in the form attached hereto as Exhibit D;

(c)a duly-executed Bill of Sale and Omnibus Agreement in the form attached hereto as Exhibit E;

(d)a duly-executed certificate stating that the representation made by Seller under this Agreement are true and complete in all material respects as of the Closing Date, subject to the terms and conditions of Section 12 of this Agreement;

(e)a duly-executed settlement statement prepared by Escrow Agent setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(f)all transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the Deeds, duly-executed by Seller;

(g)a duly-executed seller’s or owner’s affidavit in customary and reasonable form and otherwise reasonably acceptable to Buyer and such other documents as reasonably requested by Escrow Agent;

(h)a duly-executed certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller and, if required, a duly executed original California Form 593-C certificate sufficient to exempt Seller from any California state withholding requirement with respect to the sale contemplated by this Agreement;

(i)a Letter to Tenant with respect to each of the Leases, in form of Exhibit G attached hereto;

(j)evidence reasonably satisfactory to the Escrow Agent respecting the good standing and due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder by Seller;

(k)in addition, to the extent they have not theretofore been delivered to Buyer, Seller shall deliver or make available (if any) to Buyer at or promptly following the Closing:  (i) copies of all books and records of account for calendar years 2012, 2013 and until closing 2014, together with supporting invoices for the entries contained therein; (ii) receipts for deposits, including, without limitation, utility deposits and security deposits received by tenants, if any, and other documents which pertain to the Property; (iii) any plans and specifications for the Improvements, including but not limited to any original “as built” plans and specifications; (iv) all unexpired warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Property; (v) all keys and other access control devices for the Property; (iv) operative Leases for the Property and operative tenant leasing information and operative leasing files; and (vi) operative Service Agreements for the Property that will remain in effect after the Closing and all other material documents relating to the operation or maintenance of a Property in Seller’s possession.  All items described in this paragraph may be either delivered at Closing or left at the management offices at the applicable Property; and

(l)If the Property is subject to a declaration of covenants, conditions and restrictions or similar instrument (“CCRs”) governing or affecting the use or improvement thereof, (i) estoppel certificates, in form and substance satisfactory to Buyer, from the association or other person or entity having governing or approval rights under the CCRs, and (ii) a recordable assignment, in form and substance satisfactory to Buyer, assigning any and all developer, declarant or other related rights or interests of Seller (or any Affiliate of Seller) in or under the CCRs.

Prior to or at Closing, Escrow Agent shall credit the Earnest Money to the Purchase Price, and Buyer shall deliver the balance of the Purchase Price to the Escrow Agent and shall execute and deliver execution counterparts of the above referenced closing documents referenced above.  The Closing shall be held through the mail or other forms of acceptable delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

12.REPRESENTATIONS BY SELLER.

(a)For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller hereby represents and warrants as of the Effective Date,  as follows:

(i)Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization and, to the extent required by the laws of the State of California;

(ii)Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder;

(iii)The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not, to Seller’s knowledge (A) violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental entity or (B) conflict with, result in a breach of, or constitute a default under the organic documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which Seller may be bound;

(iv)There are no legal actions, suits or similar proceedings pending and served, or, to Seller’s knowledge, threatened against Seller or the Property;

(v)Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

(vi)No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby;

(vii)Seller has not received any written condemnation notice from governmental and quasigovernmental body or agency having jurisdiction over Seller, the Land or any portion thereof;

(viii)Seller has not received any written notice from any federal, state, county or municipal authority as to the existence of any Hazardous Materials (as hereafter defined) at the Property.  “Hazardous Materials” means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws (as defined below) (excluding solvents, cleaning fluids and other lawful substances used in the ordinary operation and maintenance of the Land, to the extent in closed containers). The term “Environmental Law” means any present federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health (as it relates to Hazardous Substances or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health (as it relates to Hazardous Substances) or the environment;

(ix)There are no leases of space in the Property owned by Seller or other agreements to occupy all or any portion of the Property owned by Seller that will be in force after the Closing other than the Leases; to Seller’s knowledge, all of the Leases are in full force and effect, none of such Leases has been amended except as disclosed to Buyer; and neither Seller nor, to Seller’s knowledge, any tenant is in monetary default or has given written notice of any material non-monetary default under any of the Leases.  To the best of Seller’s knowledge, except for the Leasing Costs (defined below) to be paid by Seller at or prior to Closing, there are no Leasing Costs due in connection with the initial term of any Lease or any renewal or extension or expansion of any Lease, nor will any become due and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or the renewal or expansion of any Lease.  Except in connection with any debt being released at Closing or specifically assumed by Buyer, Seller has not assigned or pledged the Leases or in the rent due thereunder.  To the best of Seller’s knowledge, Seller has, along with the Due Diligence Materials, delivered to Buyer a true, correct and complete list of all of the Leasing Costs that have not been paid in full as of the date of this Agreement.  “Leasing Costs” shall mean with respect to a particular Lease, all capital costs, expenses incurred for capital improvements, equipment, painting, decorating, partitioning and other items to satisfy the initial construction obligations of the landlord under such Lease (including any expenses incurred for legal, architectural or engineering services in respect of the foregoing), “tenant allowances” in lieu of or as reimbursements for the foregoing items, payments made for purposes of satisfying or terminating the obligations of the tenant under such Lease to the landlord under another lease (i.e., lease buyout costs), costs of base building work, free rent and other similar inducements, relocation costs, temporary leasing costs, leasing commissions, brokerage commissions, legal, design and other professional fees and costs, in each case, to the extent the landlord under such Lease is responsible for the payment of such cost or expense;

(x)Seller has not entered into any service or equipment leasing contracts relating to the Property that will be binding on Buyer or the Property after the Closing, except for the Service Agreements disclosed to Buyer (subject to any restrictions on assignment contained therein).  To Seller’s knowledge, Seller is not in monetary default and neither party has given written notice of any material non-monetary default under the Service Agreements.  As used herein, the “Service Agreements” shall mean, collectively, all service or equipment leasing contracts relating to the Property or hereafter entered into in accordance with this Agreement;

(xi)Seller has delivered or made available to Buyer complete copies of the Due Diligence Materials (including Rincon Phase I and II reports) and same contain all material information related to the Property in Seller’s possession or control;

(xii)To the extent that Seller has delivered or made available to Buyer any rent roll(s), Property operating statement(s) or other Property financial information as part of the Due Diligence Materials, such documents and materials are similar to such documents and materials Seller uses in the operation and ownership of the Property; and

(xiii)Seller has not (i) made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or,  (ii) to the best of Seller’s knowledge, suffered the filing of an involuntary petition by Seller’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (iii) admitted in writing its inability to pay its debts as they come due or (iv) made an offer of settlement, extension or composition to its creditors generally.  As of the Effective Date, Seller has not received notice of the existence of any fact or circumstance described in this clause (xiii) with respect to any Tenant under the Leases.

(b)For the purposes of this Agreement and any document delivered at Closing, the phrase “to Seller’s Knowledge”, “warrants”, “represents” or like phrases with respect to Seller's representations and warranties in this Agreement or words of similar import, shall be deemed to refer to the current, actual knowledge only, without duty of inquiry or independent investigation of Bjorn R. K. Nilsen (the President of Seller); provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of such named individual or any other officer, member, manager, employee, director, trustee or representative of Seller, on account of any breach of the Agreement or breach of any representation and/or warranty made by Seller herein. Seller hereby represents that the individual identified in this Section 12(b) as the knowledge party is the person on behalf of Seller who is most likely to have the operational knowledge regarding the Property and the matters covered by the representations and warranties set forth above.

The representations and warranties of Seller set forth in this Agreement shall survive Closing for a period of twelve (12) months and any and all causes of action of Buyer against Seller by reason of a breach or default of any of the representations set forth in this Agreement or by reason of Seller’s indemnity obligations set forth in this Agreement and any of Seller’s closing documents must be brought, if at all, by the date that is twelve (12) months following the Closing Date (the “Representation Expiration Date”); provided, however, (i) Seller’s total liability for any breach of a representation, or any breach of the indemnities or any of Seller’s indemnity obligations, if any, shall in no event exceed One Million Dollars ($1,000,000) in the aggregate (provided, however, the foregoing cap amount shall not limit Buyer’s right to recover attorneys’ fees or interest awarded to it by a court of competent jurisdiction, nor shall it apply to any breach by Seller of post-closing indemnity obligations under this Agreement or any reconciliation of prorations under Section 5 of this Agreement), and Seller shall have no liability with respect to any breach to the extent the loss sustained by Buyer as a result thereof does not exceed Twenty Five Thousand Dollars ($25,000.00) in the aggregate; and (ii) Seller shall have no liability whatsoever to Buyer with respect to such breach of any of the representations herein contained or any of Seller’s indemnity obligations set forth in this Agreement or any of Seller’s closing documents if Buyer obtains prior to the Closing Date actual knowledge of a fact or circumstance the existence of which would constitute a breach of Seller’s representations hereunder and nonetheless elects to close the transaction contemplated by this Agreement.  For purposes of this Agreement, Buyer shall be deemed to have actual knowledge of any fact or circumstance expressly set forth in (i) the estoppel letter(s) delivered to Buyer and (ii) any third party reports prepared for Buyer and upon which Buyer is entitled to rely; and, if Buyer elects to close hereunder, the representations herein contained shall be deemed modified to the extent information contained in any estoppel certificate or such Buyer reports delivered to Buyer prior to Closing is inconsistent with the matters covered herein.  The provisions of this paragraph shall survive Closing and execution and delivery of Seller’s closing documents.

(c)Seller hereby represents that it is not (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” of any such employee benefit plan or plan. In addition, each of the Sellers represents, warrants and covenants that it is not a “governmental plan” as defined in Section 3(32) of ERISA and is not subject to State statutes regulating investments of and fiduciary obligations with respect to government plans which would be violated by the transactions contemplated by this Agreement.

13.REPRESENTATIONS BY BUYER.  Buyer represents to, and covenants with, Seller as follows, which such representations and warranties shall survive the Closing for twelve (12) months:

(a)Buyer is or will be duly formed, validly existing and in good standing under the laws of the State of Maryland and qualified to do business in the State of California, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has or will have all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder.  This Agreement and all closing documents to be executed by Buyer have been or will be duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms.  Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

(b)No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Buyer or the performance of Buyer of the transaction contemplated hereby.

14.CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS.  Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent for the Property on and as of the date of Closing.  If any of such conditions is not fulfilled (or waived in writing) pursuant to the terms of this Agreement, then Buyer may (x) elect on or before the Closing Date to proceed to Closing, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition or (y) terminate this Agreement by delivering written notice to the other party on or before the Closing Date and, in connection with any such termination made in accordance with this Section 14, Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities that expressly survive such termination), and the Earnest Money (less the Independent Consideration) shall be disposed of in accordance with Section 9.  However, the Closing shall constitute a waiver of all conditions precedent:

(a)Seller shall deliver or make available (at Seller’s discretion) to Buyer on or before the Closing the items set forth in Section 7(b) above;

(b)The condition in favor of Buyer contained in Section 6(b) above with respect to the Title Policy has been satisfied;

(c)The representations of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the Closing Date as if such representations were made at and as of the Closing Date, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.  Without limitation on the foregoing, in the event that the closing certificate to be delivered by Seller at Closing shall disclose any changes in the representations and warranties of Seller under this Agreement that are not otherwise permitted or contemplated by the terms of this Agreement or known to Buyer prior to the expiration of the Due Diligence Period, then Buyer shall have the right to terminate this Agreement by written notice delivered to Seller on or prior to the Closing and, in connection with any such termination, Buyer shall be entitled to a return of the Earnest Money (less the Independent Consideration, which shall be paid to Seller) and Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which expressly survive such termination);

(d)The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer’s obligation to purchase the Property; and

(e)The condition in favor of Buyer contained in Section 7(d) with respect to the Tenant Estoppel Certificates has been satisfied.

15.CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS.  Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a)Buyer shall deliver to Seller on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 3 hereof; and

(b)The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

16.NOTICES.  All notices, requests and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given if: (i) delivered by facsimile transmission or by electronic mail provided such notice is also delivered by any other permitted method (with delivery being deemed given on the date the email or facsimile is transmitted), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith.  Notices shall be deemed given upon receipt or, if delivery is refused, on the date delivery is first attempted.  Notices shall be deemed given if given by the parties or their respective counsel set forth above.

17.SELLER COVENANTS.  Seller agrees that with respect to Seller’s Property, Seller: (a) shall continue to operate the Property in the same manner in which Seller has previously operated and maintained such Property; (b) shall, subject to Section 8 hereof and subject to reasonable wear and tear, maintain the Property in substantially the same condition as exists on the Effective Date and shall comply with all obligations of Seller as “lessor” or “landlord” under the Leases as and when required under the Leases; (c) shall not, (i) up to five (5) business days prior to the expiration of the Due Diligence Period, enter into leases (or amendments modifications, cancellations or terminations of the Leases) affecting the Property without sending to Buyer notice thereof and copies of such leases or amendments entered into, and (ii) from five (5) business days prior to the expiration of the Due Diligence Period until Closing, enter into new leases (or amendments, modifications, cancellations or terminations of the Leases) (except pursuant to the exercise by a tenant of a renewal, extension or expansion option or other right contained in such Lease – in which case this leasing restriction will not apply) existing as of the Effective Date without the consent of Buyer, which consent shall be in Buyer’s sole discretion; (d) shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of any Property; (e) Seller shall not encumber any Property with any mortgages, deeds of trust or other encumbrances except as expressly permitted above without Buyer’s consent (which shall not be unreasonably withheld, conditioned or delayed as to easements, licenses and similar documents required in the ordinary course of business; and (f) shall keep continuously in full force and effect from the Effective Date through the day upon which the Closing occurs all insurance policies carried by Seller with respect to the Property.

18.PERFORMANCE ON BUSINESS DAYS.  As used herein, “business day” shall mean any day other than a Saturday, Sunday or federal or California state holiday.  Furthermore, if any date upon which or by which action or performance of an obligation is required under this Agreement lands on not a business day, then the date for such action or performance shall be extended to the first day that is after such date and is a business day; provided, however, that in the case of the Closing Date that falls on a date that is not a business day, the date will be extended to the second business day after such date.

19.ENTIRE AGREEMENT.  This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto.  No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

20.SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.  Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law

21.NO REPRESENTATIONS OR WARRANTIES.  Except as is otherwise expressly provided in this Agreement or in the closing documents to be delivered (or made available) by Seller at Closing pursuant to Section 11 above, the Property is being sold by Seller in “AS-IS” condition “WITH ALL FAULTS” and without warranty.

(a)Buyer warrants, acknowledges and agrees with Seller that Buyer is purchasing the Property in its “AS-IS” condition “WITH ALL FAULTS” and specifically and expressly, except as expressly sent forth in this Agreement or in the documents to be delivered by Seller at Closing, without any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to any matter with respect to the Property, its condition, fitness for any particular purpose, merchantability, or any other warranty of any kind, nature, or type whatsoever from or on behalf of Seller.  Buyer acknowledges and agrees that except as expressly set forth in this Agreement or in the documents to be delivered (or made available) by Seller at Closing any information provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to accuracy or completeness of such information.  Except as is otherwise expressly provided in this Agreement or in the closing documents to be delivered (or made available) by Seller at Closing pursuant to Section 11 above, Seller specifically disclaims any warranty, guaranty or representation, oral or written, past or present, express or implied, concerning (i) the value, nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (ii) the income to be derived from the Property, (iii) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, including the possibilities for future development of the Property, (iv) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, (v) the habitability, merchantability, marketability, profitability or fitness for a particular purposes of the Property, (vi) the manner or quality of the construction or materials, if any, incorporated into the Property, (vii) the manner, quality, state of repair or lack of repair of the Property, or (viii) the presence or absence of Hazardous Materials at, on, under or adjacent to the Property or any other environmental matter or condition of the Property.

(b)Additionally, no person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made, any oral or written representation, agreement, statement, warranty, guaranty or promise regarding the Property or the transaction contemplated herein except as is otherwise expressly provided in this Agreement or in the closing documents to be delivered (or made available) by Seller at Closing pursuant to Section 11 above; and no such oral or written representation, warranty, agreement, guaranty, statement or promise, if any, made by any person acting on behalf of Seller shall be valid or binding upon Seller except as is otherwise expressly provided in this Agreement or in the closing documents to be delivered (or made available) by Seller at Closing pursuant to Section 11 above.

(c)Buyer further acknowledges and agrees that having been given a full and adequate opportunity to inspect, test and investigate the Property, Buyer is relying solely on its own inspection, testing and investigation of the Property and not solely on any information provided or to be provided by Seller (other than the representations, warranties and covenants made by Seller in this Agreement or in the documents to be delivered by Seller at Closing, and Buyer agrees, except as set forth in this Agreement or in the documents to be delivered (or made available) by Seller at Closing, to accept the Property in its then existing “AS-IS” condition “WITH ALL FAULTS” at the Closing, and, effective at Closing, waives all objections or claims against Seller arising from or related to the Property or its physical, environmental, economic or legal condition (including, without limitation, the actual or suspected existence of any Hazardous Materials in, on under or about the Property or the soil or ground water thereof)) and has been duly represented by counsel in connection with the negotiation of this Agreement.  Notwithstanding the foregoing waivers, Buyer does not waive and reserves all objections and claims with respect to (i) a breach or inaccuracy in Seller’s representations and warranties under this Agreement (subject to the limitations set forth in Section 12), (ii) any claims arising from fraud or intentional misconduct of Seller (subject to the limitations set forth in Section 12, to the extent permitted by law), (iii) liabilities for damages to any third parties that are based on the use, ownership, maintenance or operation of the Property prior to the Closing, and (iv) any other breach of Seller of an express obligation of Seller under this Agreement which by its terms survives the Closing (subject to the limitations set forth in Section 12, except for Seller’s  post-closing indemnity obligations and prorations pursuant to Section 5 hereunder).

22.APPLICABLE LAW.  This Agreement shall be construed under the laws of the State of California, without giving effect to any state’s conflict of laws principles.

23.INTENTIONALLY OMITTED.

24.BROKER’S COMMISSIONS.  Buyer and Seller each hereby represent that there are no brokers involved or that have a right to proceeds in this transaction, except for Newmark Grubb Knight Frank (“Broker”) representing Seller.  Seller represents and agrees to pay Broker a commission pursuant to a separate commission agreement.  Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys’ fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party.  The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

25.ASSIGNMENT.  Buyer may assign this Agreement with the prior written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned.  Any such prohibited assignment shall be void; provided that Buyer shall have the right, without Seller's consent, to assign its rights and obligations under this Agreement to any entity controlling, controlled by, or under common control with Buyer (provided that Buyer delivers to Seller an instrument of assignment and assumption wherein the assignee assumes the obligations of Buyer arising from and after the effective date of such assignment).  Buyer’s assignment shall not relieve Buyer of any of its obligations hereunder.

26.ATTORNEYS’ FEES.  In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and court costs incurred in such action.

27.TIME OF THE ESSENCE.  Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.

28.COUNTERPARTS.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.  Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes; however any party shall deliver an original signature on this Agreement to the other party upon request.

29.ANTI-TERRORISM.  Neither Buyer nor Seller are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

30.JURY TRIAL WAIVER.  TO THE EXTENT PERMITTED AND ENFORCEABLE UNDER STATE LAW, BUYER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS

DELIVERED BY BUYER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE SUBJECT PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).  THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER AND BUYER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY SELLER OR BUYER AT CLOSING AND SHALL SURVIVE THE CLOSING AND TERMINATION OF THIS AGREEMENT.

/s/ BN	/s/ HS
SELLER’S INITIALS	BUYER’S INITIALS

31.CONFIDENTIAL INFORMATION.

(a)Buyer agrees that any information obtained by Buyer or its attorneys, partners, accountants, lenders or agents (collectively, the “Permitted Outside Parties”) in the conduct of its inspections and investigations shall be treated as confidential and shall be used only to evaluate the acquisition of the Property from Seller. Buyer further agrees that within its organization, or as to the Permitted Outside Parties, the Due Diligence Materials will be disclosed and exhibited only to those persons within Buyer’s organization or to those Permitted Outside Parties who are involved in determining the feasibility of Buyer’s acquisition of the Property.  Buyer further acknowledges that the Due Diligence Materials and other information relating to the operation of the Property and leasing arrangements between Seller and Tenants are proprietary and confidential in nature. Buyer agrees not to divulge the contents of such Due Diligence Materials or any other information except in strict accordance with this Section 31.  In permitting Buyer and the Permitted Outside Parties to review the Due Diligence Materials and other information to assist Buyer, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Buyer and the Permitted Outside Parties, for whom, by its execution of this Agreement, Buyer is acting as an agent with regard to such waiver.  In the event of the termination of this Agreement for any reason whatsoever, Buyer shall return to Seller, all documents, work papers, engineering and environmental studies and reports and all other materials (including all copies thereof) obtained from Seller in connection with the transaction contemplated hereby, and each of Buyer and the Permitted Outside Parties shall use commercially reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information.  The provisions of this Section 31(a) shall survive any termination of this Agreement.

(b)The parties acknowledge that no party shall make any public disclosure of the specific terms of this Agreement, except as required by law.  In connection with the negotiation of this Agreement and the preparation for the consummation of the transaction contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information except in connection with the transaction contemplated hereby. Except as required by applicable law, prior to the Closing, Buyer shall not issue any press release or make any statement to the media without Seller’s consent, which consent shall be granted or withheld in Seller’s sole discretion. Notwithstanding anything in this Agreement to the contrary, the parties agree that following Closing either party may issue a press release regarding this Agreement or the transaction contemplated, provided that at least two (2) business days prior to the issuance of any press release, the disclosing party has given the other party a draft of such release and the opportunity to comment thereon with respect to any fact or circumstance identifying the other party, and in the event that the non-disclosing party has comments on such press release pertaining to said party, such press release shall not be issued unless the parties have mutually agreed upon the terms of the same, provided, however, that such press release may contain the following terms without the mutual agreement of the parties: the Purchase Price; specifics related to the Projects; broker information; Buyer’s name; and information regarding Buyer’s business strategy in connection with the acquisition of the Property. The provisions of this Section 31(b) shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

32.INTENTIONALLY OMITTED.

33.PRE-CLOSING LIABILITIES; INDEMNITY.

(a)Except as expressly assumed by Buyer in writing or as expressly set forth herein or the documents to be delivered by Buyer at Closing, Buyer is not assuming any liability with respect to personal injury, breach of contract or other similar third party claims against Seller relating to the Property first arising or accruing prior to Closing.  The provisions of this Section 33 shall survive Closing.

(b)Prior to the Representation Expiration Date, Buyer shall indemnify, defend and hold Seller harmless from any liability, claim, demand, loss, expense or damage that is suffered by, or asserted by any third party against the Seller arising from any act or omission of Buyer, its agents, employees or contractors or otherwise arising out of the ownership or operation of the Property first arising or occurring after the Closing.  Prior to the Representation Expiration Date, Seller shall indemnify, defend and hold Buyer harmless from any liability, claim, demand, loss, expense or damage that is suffered by, or asserted by any third party (but not asserted by a tenant at the Property) against the Buyer arising from any act or omission of the Seller regarding ownership or operation of the Property first arising or occurring prior to the Closing.  The obligations of the parties under this Section 33 shall survive the Closing.

34.CONSTRUCTION.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and the documents to be executed on or prior to the Closing Date and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this

Agreement, the documents to be delivered on or prior to the Closing Date or any exhibits or amendments thereto.

35.REGULATION S-X AUDIT.  FOR THE PERIOD OF TIME COMMENCING ON THE EFFECTIVE DATE AND CONTINUING UNTIL SIX (6) MONTHS AFTER THE CLOSING DATE, SELLER SHALL, FROM TIME TO TIME, UPON REASONABLE ADVANCE NOTICE FROM BUYER, PROVIDE (A) BUYER AND ITS REPRESENTATIVES, AGENTS AND EMPLOYEES WITH REASONABLE ACCESS TO ALL FINANCIAL AND OTHER INFORMATION RELATING TO THE PROPERTY PERTAINING TO THE PERIOD OF SELLER’S OWNERSHIP AND OPERATION OF THE PROPERTY FOR THE FISCAL YEARS 2012, 2013 AND STUB YEAR FOR 2014, WHICH INFORMATION IS RELEVANT AND REASONABLY NECESSARY, IN THE OPINION OF BUYER’S  OUTSIDE, THIRD PARTY ACCOUNTANTS (THE “ACCOUNTANTS”), TO ENABLE BUYER AND ITS ACCOUNTANTS TO PREPARE FINANCIAL STATEMENTS IN COMPLIANCE WITH ANY OR ALL OF (I) RULE 3-14 OF REGULATION S-X OF THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), (II) ANY OTHER RULE ISSUED BY THE COMMISSION AND APPLICABLE TO BUYER OR ITS AFFILIATES, AND (III) ANY REGISTRATION STATEMENT, REPORT OR DISCLOSURE STATEMENT FILED WITH THE COMMISSION BY, OR ON BEHALF OF BUYER OR ITS AFFILIATES AND (B) REASONABLE ASSISTANCE TO BUYER AND THE ACCOUNTANTS IN COMPLETING AN AUDIT OF SUCH FINANCIAL STATEMENTS; PROVIDED, HOWEVER, THAT IN ANY SUCH EVENT(S), BUYER SHALL REIMBURSE SELLER FOR ANY ACTUAL, THIRD PARTY OUT-OF-POCKET COSTS AND EXPENSES THAT SELLER INCURS IN CONNECTION WITH FULFILLING SELLER’S OBLIGATIONS UNDER THIS SECTION 35. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IF REQUESTED BY BUYER, SELLER SHALL DELIVER A REPRESENTATION LETTER IN SUCH FORM AS IS REASONABLY REQUIRED BY BUYER, SIGNED BY THE INDIVIDUAL(S) RESPONSIBLE FOR SELLER’S FINANCIAL REPORTING, AS PRESCRIBED BY GENERALLY ACCEPTED AUDITING STANDARDS PROMULGATED BY THE AUDITING STANDARDS DIVISION OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, WHICH REPRESENTATION LETTER MAY BE REQUIRED TO ASSIST THE ACCOUNTANTS IN RENDERING AN OPINION ON SUCH FINANCIAL STATEMENTS IN ORDER TO COMPLY WITH CLAUSES (A)(I), (II) AND (III) ABOVE.

SELLER’S OBLIGATIONS UNDER THIS SECTION 35 SHALL SURVIVE CLOSING, FOR A PERIOD OF SIX (6) MONTHS.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:		SELLER:

REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership		SUNBELT ENTERPRISES, LLC, a California limited liability company

By:	Rexford Industrial Realty, Inc., a	By:	/s/ Bjorn R. K. Nilsen
	Maryland corporation, its General Partner		Name: Bjorn R. K. Nilsen
Title: President
By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Office

Dated:	October 17, 2014	Dated:	October 17, 2014

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.

ESCROW AGENT:

Chicago Title Company

By:
Name:
Title:
	Dated:	, 2014

EXHIBITS

Schedule 1 - List of Projects

Schedule 2-Purchase Price Allocation

Exhibit A-Legal Description of Property

Exhibit B-Form of Grant Deed

Exhibit C-List of Leases

Exhibit D-Assignment and Assumption of Leases

Exhibit E-Bill of Sale and Omnibus Agreement

Exhibit F-Form of Tenant Estoppel Certificate

Exhibit G-Letter to Tenant

Exhibit List

SCHEDULE 1

LIST OF PROJECTS

Market Business Park (4 buildings):

2945 Los Olivos,

3120, 3130, 3150 Paseo Mercado

Market Business Park Building E (1 building):

3000 Paseo Mercado

Eastman Business Park (4 Buildings):

2350, 2360, 2370, 2380 Eastman Avenue

Northfield (1 Building)

1800 Eastman Avenue

Melron Industrial Park (3 Buildings):

2360, 2362, 2364 Sturgis Road.

Seagate Business Park (3 buildings);

201 Rice Avenue,

2400, 2420 Celsius Avenue.

Exhibit List

SCHEDULE 2

PURCHASE PRICE ALLOCATION

Market Business Park:$8,000,000

Market Business Park Building E:$3,500,000

Eastman Business Park:$6,025,000

Northfield:$3,250,000

Melron Industrial Park:$4,500,000

Seagate Business Park:$13,725,000

Exhibit List

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

[to be provided]

[SUBJECT TO CONFIRMATION BY THE TITLE COMPANY]

EXHIBIT B

GRANT DEED

RECORDING REQUESTED BY:

Chicago Title Company

WHEN RECORDED, MAIL THIS DEED AND

ALL TAX STATEMENTS TO:

_________________________

_________________________

_________________________

Attention:  _________________

APN Nos.:

(Space Above for Recorder’s Use)

The undersigned Grantor declares:

Documentary Transfer Tax not shown pursuant to

Section 11932 of the Revenue and Taxation Code, as amended.

GRANT DEED [separate deeds]

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Sunbelt Enterprises LLC, a California limited liability company (“Grantor”), does hereby GRANT to Rexford Industrial Realty, L.P., a ______________ (“Grantee”), all of that certain real property in the County of Ventura, State of California, as more particularly described in Exhibit A attached hereto and incorporated herein by this reference and made a part hereof (the “Land”), together with any and all structures and improvements located thereon, all of Grantor’s right, title and interest in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances to the extent belonging or appertaining to the Land or such structures and improvements (collectively, the “Property”).

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed on ________________, 2014.

“GRANTOR”

SUNBELT ENTERPRISES, LLC,
a California limited liability company

By:
Name:	Bjorn R. K. Nilsen
Title:	President

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On ____________________, 2014, before me, ____________________________, a Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _____________________________ (Seal)

EXHIBIT A

LEGAL DESCRIPTION

[to be provided]

APN:

[SUBJECT TO CONFIRMATION BY THE TITLE COMPANY]

EXHIBIT C

List of Leases

[to be provided]

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF LEASES

This Assignment and Assumption of Leases (this “Assignment”) is made as of the ___ day of _________, 2014  by and between Sunbelt Enterprises, LLC, a California limited liability company (“Seller”) and Rexford Industrial Realty, L.P., a ______________  (“Buyer”).

R E C I T A L S

A.This Assignment is executed and delivered pursuant to that certain Purchase and Sale Agreement (as the same may have been amended, the “Purchase Agreement”) dated as of October ___, 2014, by and between Seller and Buyer in which Seller agreed to sell and Buyer agreed to purchase, among other things, the real property described in Exhibit A attached hereto (the “Land”).

B.All capitalized terms that are used but not defined herein shall have the same meanings ascribed to such terms in the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.Assignment and Assumption.  For good and valuable consideration Seller hereby sells, assigns, conveys and contributes to Buyer, and Buyer hereby accepts all of Seller’s right, title and interest in and to the Leases relating to the Real Property, and Buyer hereby assumes all of Seller’s obligations under the Leases first arising or accruing from and after Closing Date but as to Seller’s obligations with regard to security deposits and other deposits, only to the extent the security deposits and other deposits have been transferred or credited to Buyer.

2.Representation.  Seller represents to Buyer that it is the owner of the Leases, that such Leases are free and clear of all liens, charges and encumbrances other than the Permitted Exceptions, and Seller defends title to the Leases unto Buyer, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof, subject only to the Permitted Exceptions.

3.Indemnification.  Seller shall defend, indemnify and hold harmless Buyer from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Buyer by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Leases arising or accruing before the Closing Date.  Buyer shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe the obligations assumed by it under this instrument with respect to the Leases first arising or accruing from and after the Closing Date.

4.Counterparts; Facsimile.  This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Assignment.  To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or email counterparts of the signature pages which shall be deemed original signatures for all purposes.

ASSIGNOR:

Sunbelt Enterprises, LLC, a California limited liability company

By:
	Name:	Bjorn R. K. Nilsen
	Title:	President

ASSIGNEE:

Rexford Industrial Realty, L.P., a

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

[to be provided]

APN:

[SUBJECT TO CONFIRMATION BY THE TITLE COMPANY]

EXHIBIT E

BILL OF SALE AND OMNIBUS AGREEMENT

This Bill of Sale and Omnibus Agreement (this “Agreement”) is made as of the ___ day of _________, 2014  by and between Sunbelt Enterprises, LLC, a California limited liability company (“Seller”) and Rexford Industrial Realty, L.P., a ______________  (“Buyer”).

R E C I T A L S

A.This Agreement is executed and delivered pursuant to that certain Purchase and Sale Agreement (as the same may have been amended, the “Purchase Agreement”) dated as of September __, 2014, by and between Seller and Buyer in which Seller agreed to sell and Initial Buyer agreed to purchase, among other things, the real property described in Exhibit A attached hereto (the “Land”).

B.All capitalized terms that are used but not defined herein shall have the same meanings ascribed to such terms in the Purchase Agreement.

C.Seller is the owner and/or beneficiary of certain contractors’, subcontractors’, suppliers’, materialmen’s and builders’ and other guaranties and warranties of workmanship and/or materials relating to the Property (collectively, the “Warranties and Guaranties”).

D.Seller is the owner and/or beneficiary of certain licenses, permits, certificates of occupancy and franchises relating to the Property (collectively, the “Permits”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.Assignment and Assumption.  For good and valuable consideration Seller hereby sells, assigns and conveys to Buyer, and Buyer hereby accepts:

(a)Personal Property.  All right, title and interest of Seller in and to all Personal Property now owned by Seller and used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, all equipment, machinery, heating, ventilating and air conditioning units, furniture, art work, furnishings, trade fixtures, office equipment and supplies, and whether stored on or off-site, all tools and maintenance equipment, supplies and construction and finish materials not yet incorporated in the Improvements but held for repairs and replacements;

(b)Intangible Property.  All right, title and interest of Seller in and to all Intangible Property now owned by Seller and used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, any and all trade names and trademarks associated with the Real Property; the plans and specifications for the Improvements relating to the Land, including as-built plans; the Warranties and Guaranties indemnities and claims against third parties; contract rights related to the construction, operation, repair, renovation, ownership or management of the Real Property that are expressly assumed by Buyer pursuant to this Agreement; the Permits (to the extent assignable) and all other existing permits, approvals and licenses (to the extent assignable) pending permit or approval applications; insurance proceeds and condemnation awards to the extent provided in the Purchase Agreement; and books and records relating to the Real Property related to the Land; and

(c)Accepted Service Contracts.  All of Seller’s assignable right, title and interest in and to the Service Contracts accepted by Buyer (identified on Exhibit “1” attached hereto and incorporated herein by this reference), and Buyer hereby assumes the obligations of Seller under such Service Contracts first arising or accruing from and after Closing Date.

2.Representation.  Seller represents to the best of its knowledge to Buyer (i) that it is the owner of the property and interests described above, (ii) that it has the right to assign such property and interests and has not previously assigned its rights in and to such property and interests, and (iii) that such property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions.

3.Indemnification.  Seller shall defend, indemnify and hold harmless Buyer from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Buyer by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Service Contracts arising or accruing before the Closing Date.  Buyer shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe the obligations assumed by it under this instrument with respect to the Service Contracts first arising or accruing from and after the Closing Date.

4.Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.  To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or email counterparts of the signature pages which shall be deemed original signatures for all purposes.

SELLER:

Sunbelt Enterprises, LLC, a California limited liability company

By:
Name:	Bjorn R. K. Nilsen
Title:	President

BUYER:

Rexford Industrial Realty, L.P., a

By:
Name:
Title:

EXHIBIT A

TO BILL OF SALE

[to be provided]

APN:

[SUBJECT TO CONFIRMATION BY THE TITLE COMPANY]

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

Re: _____________, Oxnard, California

Ladies and Gentlemen:

The undersigned (“Tenant”) certifies with respect to the lease (the “Lease”) attached as Exhibit 1 that:

1.Tenant is the tenant under the Lease;

2.Tenant has accepted possession of the premises (the “Premises”) under the Lease;

3.There are no rent abatements or free rent periods now or in the future except as follows_________________________________;

4.The Lease is in full force and effect, has not been assigned, modified, supplemented or amended in any way and Tenant has no notice of any assignment, pledge or hypothecation by the landlord (“Landlord”) under the Lease or of the rentals thereunder;

5.The Lease represents the entire agreement between Tenant and Landlord with respect to the Premises;

6.All construction, improvements, alterations and other obligations of a material nature to be performed by Landlord have been satisfied, except as follows _____________________________________________;

7.Any payments by Landlord to Tenant for tenant improvements which are required under the Lease have been made, except as follows_____________________________________;

8.On this date, there are no known existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Tenant, or to the best of Tenant’s knowledge, a default by Landlord, under the Lease;

9.Tenant is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof;

10.No rental (including expense reimbursements), other than for the current month, has been paid in advance;

11.Tenant has not filed on its behalf, nor to Tenant’s knowledge, has any party initiated against Tenant, proceedings for relief under bankruptcy, insolvency, or other proceedings;

12.The address for notices to be sent to Tenant is as set forth in the Lease or is _____________________________________________________________________________;

13.Except as set forth in the Lease, Tenant has no purchase, extension, expansion, rights of first offer, rights of first refusal, exclusives, right to lease other premises, or rights to have Landlord perform Tenant’s obligations under leases of other premises;

14.Tenant has no right to terminate the Lease except as set forth in the Lease.

15.Tenant is not, and is not acting on behalf of, (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or plans.

16.Tenant agrees to attorn and to recognize Buyer as Landlord under the Lease upon the closing of the sale of the Property to Buyer.

The truth and accuracy of the certifications contained herein may be relied upon by (i) Landlord, (ii) any purchaser of the Property (“Buyer”), (iii) each lender (“Lender”) of Landlord or Buyer (or any of their respective direct or indirect owners), and its successors, participants, assigns and transferees, (iv) any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and (v) any servicer of any such loan (collectively, the “Reliance Parties”), and said certifications shall be binding upon Tenant and its successors and assigns, and inure to the benefit of the Reliance Parties.

The undersigned individual executing this Tenant Estoppel Certificate on behalf of Tenant is duly authorized to execute and deliver this estoppel on Tenant’s behalf.

Very truly yours,

[ ]

By:
Name:
Title:

Date:

EXHIBIT G

LETTER TO TENANT

TO:[Tenant]

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

To:All Tenants

Re:	[Insert address of building] Oxnard, California

Ladies and Gentlemen:

Please be advised that, effective as of the date hereof, Sunbelt Enterprises, LLC, a California limited liability company (“Seller”), sold its interest in the referenced building and assigned its interest in your lease at such building (the “Lease”) to Rexford Industrial Realty, L.P., a ______________ (“Buyer”).  Consequently, Buyer is now your landlord and the security deposit, if any, under the Lease has been transferred to and received by Buyer.  Buyer is now responsible to account to you under the Lease and at law for the security deposit transferred by Seller.  All future notices and other communication to the landlord under the Lease should be delivered to Buyer at the following address:

_________________________

_________________________

_________________________

_________________________

With a copy to:

_________________________

_________________________

_________________________

_________________________

With respect to the liability insurance required to be carried pursuant to your lease, please name _____________________________________ and [INSERT name of Property Manager] as additional insureds on such policy.  Evidence of such insurance should be sent to Buyer [at the above address].

All rental payments and other payments due either before or after the date hereof should be made payable to “__________________________” and should either be hand delivered or mailed to

_________________________

_________________________

_________________________

Attention:

unless and until you are directed otherwise by Buyer.

Please direct all matters concerning your lease, including security deposit questions, to the Property Manager, at the property management office located at _______________, _______________, _______________.

Thank you for your cooperation.

Very truly yours,

Sunbelt Enterprises, LLC, a California limited liability company

By:
Name:	Bjorn R. K. Nilsen
Title:	President

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND

SALE OF IMPROVED REAL PROPERTY

This First Amendment to Agreement for Purchase and Sale of Improved Real Property(this “Amendment”) is entered into effective as of November 19, 2014 (the “Effective Date”), by and between SUNBELT ENTERPRISES, LLC, a California limited liability company (“Seller”), and REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Buyer” and, together with Seller, collectively, the “Parties”).

RECITALS

A.The Parties entered into that certain Agreement for Purchase and Sale of Improved Real Property dated as of October 17, 2014 (the “Purchase Agreement”), with respect to certain “Property” located in Oxnard, California, more particularly defined therein.  All capitalized terms and phrases used in this Amendment, if not defined in this Amendment, shall have the same meanings as assigned to them in the Purchase Agreement; and

B.The Parties desire to amend the Purchase Agreement as provided in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.Due Diligence Period.  Buyer and Seller hereby agree that the Due Diligence Period shall expire at 2:00 p.m. Pacific Time on Tuesday, November 25, 2014.

2.Miscellaneous:  Except as expressly modified hereby, the Purchase Agreement remains in full force and effect and Seller and Buyer ratify and affirm the Purchase Agreement as modified hereby.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.  This Amendment may be executed via PDF and that PDF shall be deemed an original for all purposes.  If a provision of this Amendment conflicts with a provision of the Purchase Agreement, this Amendment shall supersede and control.

[Signatures on following page]

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IN WITNESS WHEREOF, Seller and Buyer have executed this First Amendment as of the Effective Date.

SELLER:

SUNBELT ENTERPRISES, LLC,
a California limited liability company

By:	/s/ Bjorn R. K. Nilsen
Name:	Bjorn Nilsen
Title:	President

BUYER:

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation
its General Partner

	By:	/s/ Howard Schwimmer
	Name:	Howard Schwimmer
	Title:	Co-Chief Executive Officer

Signature Page to First Amendment

SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND

SALE OF IMPROVED REAL PROPERTY

This Second Amendment to Agreement for Purchase and Sale of Improved Real Property (this “Amendment”) is entered into effective as of November 24, 2014 (the “Effective Date”), by and between SUNBELT ENTERPRISES, LLC, a California limited liability company (“Seller”), and REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Buyer” and, together with Seller, collectively, the “Parties”).

RECITALS

A.The Parties entered into that certain Agreement for Purchase and Sale of Improved Real Property dated as of October 17, 2014 as amended by that certain First Amendment entered into effective as of November 19, 2014 (the “Purchase Agreement”), with respect to certain “Property” located in Oxnard, California, more particularly defined therein.  All capitalized terms and phrases used in this Amendment, if not defined in this Amendment, shall have the same meanings as assigned to them in the Purchase Agreement; and

B.The Parties desire to amend the Purchase Agreement as provided in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

3.Purchase Price; Purchase Price Allocation.  Buyer and Seller hereby agree that the Purchase Price shall be Thirty Eight Million Six Hundred Fifty Thousand and 00/100 Dollars ($38,650,000.00).  The Purchase Price shall be allocated as set forth on Exhibit A, attached hereto.

4.Partial Waiver of Contingencies.  Buyer hereby waives its contingencies under Section 7 of the Purchase Agreement, except with respect to (i) Seller’s obligation to deliver Tenant Estoppel Certificates pursuant to Section 7(d) and (ii) Seller’s obligation to deliver the Celavie Estoppels (defined below) (collectively, the “Reserved Contingencies”), and (iii) any Additional Title Matters.  Buyer shall have until 5:00 p.m. Pacific Time on December 5, 2014 to disapprove of the Reserved Contingencies.  For the avoidance of doubt the Closing Date shall occur seven (7) days after the waiver by Buyer or satisfaction of the Reserved Contingencies.

5.Celavie Leases.  Seller, as lessor, and Celavie Biosciences, LLC (sometimes referred to as Celavet Biosciences, LLC, “Celavie”), as lessee, are parties to (i) that certain Standard Industrial/Commercial Multi-Tenant Lease – Gross with respect to 2370 Eastman Avenue, Suite 101 and 114, dated for reference purposes as January 19, 2011 (the “2370 Lease”) and (ii) that certain Standard Industrial/Commercial Multi-Tenant Lease – Net, dated for reference purposes as of June 15, 2007 with respect to 2360 Eastman Avenue, Suite 101, as amended by (a) that certain First Amendment to Lease, dated for reference purposes as of March 18, 2009 and (b) that certain Second Amendment to Lease, dated for reference purposes as of November 18, 2010 (as amended, the “2360 Lease” and, together with the 2370 Lease, collectively, the “Celavie Leases”).

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6.Celavie Estoppels.  The Tenant Estoppel Certificates for the Celavie Leases shall be in the forms attached hereto as Exhibit B-1 and Exhibit B-2 for each of the 2370 Lease and the 2360 Lease (the “Celavie Estoppels”).

7.Service Contracts.  Pursuant to Section 7(e), Buyer requests that Seller cause (i) the Service Agreements set forth on Exhibit C, attached hereto, to be terminated as of the Closing and (ii) the Service Agreements set forth on Exhibit D, attached hereto, to be assigned to Buyer, to the extent assignable, at Closing.

8.IPS Personal Property; Indemnity.  Buyer and Seller acknowledge and agree that Seller shall remove any personal property remaining at 2360 Eastman Avenue, Unit 107, following the abandonment of the same by IPS Plumbing Co. (the “Personal Property”), prior to Closing.  In the event that the Personal Property is not removed by Seller prior to Closing, Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any claims, losses or damages, including, without limitation, attorney’s fees, incurred by Buyer in connection with Buyer’s removal of the Personal Property.

9.Leases.  Buyer and Seller hereby agree that the list of Leases set forth in Exhibit E, attached hereto, shall be attached to the Purchase Agreement as Exhibit C.

10.Holdback Agreement.  In connection with uncertain landlord obligations to perform and/or pay for tenant improvement yet to be commenced under the 2370 Lease for Celavie, Buyer and Seller shall enter into a holdback agreement (the “Holdback Agreement”) at Closing in the form attached hereto as Exhibit F.

11.Miscellaneous:  Except as expressly modified hereby, the Purchase Agreement remains in full force and effect and Seller and Buyer ratify and affirm the Purchase Agreement as modified hereby.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.  This Amendment may be executed via PDF and that PDF shall be deemed an original for all purposes.  If a provision of this Amendment conflicts with a provision of the Purchase Agreement, this Amendment shall supersede and control.

[Signatures on following page]

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IN WITNESS WHEREOF, Seller and Buyer have executed this Second Amendment as of the Effective Date.

SELLER:

SUNBELT ENTERPRISES, LLC,
a California limited liability company

By:	/s/ Bjorn R. K. Nilsen
Name:	Bjorn Nilsen
Title:	President

BUYER:

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation
its General Partner

	By:	/s/ Howard Schwimmer
	Name:	Howard Schwimmer
	Title:	Co-Chief Executive Officer

EXHIBIT A

Purchase Price Allocation

Market Business Park:$8,000,000

Market Business Park Building E:$3,600,000

Eastman Business Park:$6,025,000

Northfield:$3,250,000

Melron Industrial Park:$4,050,000

Seagate Business Park:$13,725,000

Exhibit A-1

EXHIBIT B-1

CELAVIE ESTOPPEL

(2360 Lease)

Exhibit B-1

EXHIBIT B-2

Celevie Estoppel

(2370 Lease)

Exhibit B-2

EXHIBIT “C”

Contracts to be Terminated

•	Ventura Security Systems – Burglar Alarm Monitoring (for electrical rooms)
•	Parrent Security – Security Patrol (drive by)

Exhibit C-1

74116-00010/2294822.8

EXHIBIT D

Contracts to be Assumed

[Attached]

Exhibit D-1

EXHIBIT E

Leases

[Attached]

Exhibit E-1

EXHIBIT F

Holdback Agreement

[Attached]

Exhibit E-2

THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND

SALE OF IMPROVED REAL PROPERTY

This Third Amendment to Agreement for Purchase and Sale of Improved Real Property (this “Amendment”) is entered into effective as of December 5, 2014 (the “Effective Date”), by and between SUNBELT ENTERPRISES, LLC, a California limited liability company (“Seller”), and REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Buyer” and, together with Seller, collectively, the “Parties”).

RECITALS

A.The Parties entered into that certain Agreement for Purchase and Sale of Improved Real Property dated as of October 17, 2014 (the “Original Agreement”), as amended by that certain First Amendment entered into effective as of November 19, 2014 (the “First Amendment”) and that certain Second Amendment entered into effective as of November 24, 2014 (the “Second Amendment” and, together with the Original Agreement and the First Amendment, the “Purchase Agreement”), with respect to certain “Property” located in Oxnard, California, more particularly defined therein.  All capitalized terms and phrases used in this Amendment, if not defined in this Amendment, shall have the same meanings as assigned to them in the Purchase Agreement; and

B.The Parties desire to amend the Purchase Agreement as provided in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.

Flooring Work; Buyer Credit.  Seller has engaged West Coast Commercial Floorcovering (the “Contractor”) to perform certain floor-related work upon the portions of the Property located at (i) 1800 Eastman Avenue, Oxnard, California (the “Northfield Property”), for a contract price of $23,979.00, pursuant to the Contract Proposal and drawing attached hereto as Exhibit A (the “SWS Work”); and (ii) 201 Rice Avenue, Units A - C, Oxnard, California, for a contract price of $1,681.00, pursuant to the Contract Proposal attached hereto as Exhibit B (the “SSV Work”).

2.Prior to Closing, Seller shall (i) cause the SSV Work to be completed by the Contractor, at Seller’s sole cost and expense, (ii) pay the Contractor all amounts due in connection with the SSV Work, (iii) provide Buyer with unconditional lien waivers with respect to all such work, and (iv) execute and deliver any affidavits required by the Title Company to issue the Title Policy without any encumbrances related to such work.

3.Seller shall cause the SWS Work to be fully performed by the Contractor, at Seller’s sole cost and expense, as soon as reasonably possible following the Closing, and covenants to pay the Contractor all amounts due in connection with the SWS Work, and to obtain unconditional lien waivers from the Contractor with respect to all such work (the “Lien Waivers”).  Buyer shall be entitled to a credit against the Purchase Price at Closing in the amount of $35,000 (the “SWS Work Credit”), which is the amount payable in connection with the SWS Work plus a contingency to

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address any overages.  Upon completion of the SWS Work, Buyer’s commercially reasonable approval of the completed SWS Work, which approval shall not be unreasonably withheld or delayed, and Buyer’s receipt of the Lien Waivers, Buyer shall promptly refund the SWS Work Credit to Seller.  If, for any reason, the SWS Work is not completed, paid for by Seller, and Lien Waivers provided to Buyer as described above by Monday March 2, 2015, Buyer shall have the right to cause the SWS Work to occur (through the Contractor or through contractors of Buyer’s choice).  In the event Buyer causes the SWS Work to be completed (the “Buyer Work”) as set forth above, Buyer’s costs (supported by reasonable documentation of such costs delivered to Seller) to do so (“Buyer’s Costs”) shall be deducted from the SWS Work Credit with the remaining amount, if any, to be refunded to Seller within a reasonable time after completion of the Buyer Work.  The rights and obligations set forth in this paragraph shall survive the Closing.

4.Access.  Buyer hereby grants Seller and the Contractor, and their respective agents and sub-contractors (collectively, the “Seller Parties”), a license to access the Northfield Property for the sole purpose of performing the SWS Work during reasonable hours, subject to the requirements of Section 3 hereof and the rights of the tenant at the Northfield Property, for a period commencing at Closing and ending on March 2, 2015.  In the event that Seller is unable to complete the SWS Work by March 2, 2015, (i) the Seller Parties’ right to access the Northfield Property provided hereby shall automatically terminate and (ii) Buyer shall complete the SWS Work using the SWS Work Credit.  The rights and obligations set forth in this paragraph shall survive the Closing.

5.Insurance; Indemnity.  Prior to entering onto the Northfield Property following Closing, Seller (or the Contractor) shall provide Buyer with evidence, satisfactory to Buyer, that the Seller Parties carry commercial general liability insurance in the minimum amount of $1,000,000 per occurrence, which insurance shall be endorsed to name Buyer as an additional insured thereunder.  Seller shall indemnify, defend and hold Buyer harmless against any claims, losses, or damages, including, without limitation, attorney’s fees, incurred or suffered by Buyer and arising out of the performance of the SWS Work or Seller’s or its agents’ presence on or about the Northfield Property following Closing through March 2, 2015.  The rights and obligations set forth in this paragraph shall survive the Closing through March 2, 2015.

6.Waiver of Reserved Contingencies.  Buyer hereby waives the Reserved Contingencies (as defined in the Second Amendment).

7.Closing Date.  The parties hereby agree that the Closing Date shall be Tuesday, December 9, 2014.

8.Holdback Agreement; Holdback Costs.  The form of the Holdback Agreement attached to the Second Amendment as Exhibit F is hereby deleted in its entirety and replaced with the form of Holdback Agreement attached hereto as Exhibit C.   Seller shall be responsible for payment at Closing of the initial administrative fee in the amount of One Thousand Five Hundred Dollars ($1,500) to Chicago Title Company in connection with the administration of the Holdback Amount (as defined in the Holdback Agreement), and for any other fees charged by Chicago Title Company in connection with the administration of the Holdback Amount subject to the provisions of the Holdback Agreement.

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9.Northfield Business Park.  The portions of the Property located at 2350, 2360, 2370 and 2380 Eastman Avenue, Oxnard, California, (ii) 1800 Eastman Avenue, Oxnard, California, and (iii) 2360, 2362 and 2364 Sturgis Road, Oxnard, California (collectively, the “Northfield Business Park”), are subject to that certain Declaration and Establishment of Covenants, Conditions and Restrictions for Northfield Business Park, recorded on November 4, 1987 as Document No. 87-178976 in the Official Records of Ventura County, California (the “Declaration”).  The Declaration provides for, among other things, the creation of the “Northfield Business Park Association” (the “Association”), which Association allegedly has the power and authority to enforce the Declaration, including, without limitation, by the levy of assessments against and the approval of improvements upon the Northfield Business Park.  Seller hereby represents and warrants to Buyer that (i) Seller has received no notices from the Association during Seller’s ownership of the Northfield Business Park, (ii) no assessments have been levied against the Northfield Business Park under the Declaration during Seller’s ownership of the Northfield Business Park, (iii) to Seller’s Knowledge, there is no active owner’s association under the Declaration and (iv) to Seller’s Knowledge, the Northfield Business Park is not in default under the Declaration and there is no circumstance with respect to the Northfield Business Park that, with the giving notice of the passage of time, would become a default under the Declaration.  For the avoidance of doubt, the foregoing representations and warranties shall be subject to all provisions of the Purchase Agreement which address representations and warranties of Seller, as if such representations and warranties were originally set forth in Section 12(a) thereof.  This Section 9, satisfies the condition set forth in Section 11(l) of the Purchase Agreement.

10.Miscellaneous:  Except as expressly modified hereby, the Purchase Agreement remains in full force and effect and Seller and Buyer ratify and affirm the Purchase Agreement as modified hereby.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.  This Amendment may be executed via PDF and that PDF shall be deemed an original for all purposes.  If a provision of this Amendment conflicts with a provision of the Purchase Agreement, this Amendment shall supersede and control.

[Signatures on following page]

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IN WITNESS WHEREOF, Seller and Buyer have executed this Third Amendment as of the Effective Date.

SELLER:

SUNBELT ENTERPRISES, LLC,
a California limited liability company

By:	/s/ Bjorn R. K. Nilsen
Name:	Bjorn R. K. Nilsen
Title:	President

BUYER:

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation
its General Partner

	By:	/s/ Howard Schwimmer
	Name:	Howard Schwimmer
	Title:	Co-Chief Executive Officer

EXHIBIT A

Contract Proposal – SWS Work

(Attached)

EXHIBIT B

Contract Proposal – SSV Work

(Attached)

EXHIBIT C

Holdback Agreement

(Attached)

HOLDBACk ESCROW AGREEMENT

THIS ESCROW HOLDBACK AGREEMENT (“Agreement”) dated effective as of the “Closing” (as defined in the Purchase Agreement defined in Recital A below), is entered into by and among SUNBELT ENTERPRISES, LLC, a California limited liability company (“Seller”), REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Buyer”) and CHICAGO TITLE COMPANY, a California corporation (“Escrow Holder”).

RECITALS

A.Seller and Buyer are parties to that certain Agreement for Purchase and Sale of Improved Real Property dated as of October 17, 2014, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated as of November 19, 2014 and that certain Second Amendment to Agreement for Purchase and Sale of Real Property dated as of November 21, 2014 (as amended, the “Purchase Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to buy, certain property and improvements located in Oxnard, California, more particularly described in the Purchase Agreement, including, without limitation, the building located at 2370 Eastman Avenue, Oxnard, California (“2370 Eastman”);

B.Suites 101 and 114 of 2370 Eastman (the “Premises”) are leased to Celavie Biosciences, LLC (also sometimes referred to as Celavet Biosciences, LLC and together with its successors and assigns, “Celavie”), pursuant to that certain Standard Industrial/Commercial Multi-Tenant Lease – Gross, dated as of January 19, 2011, by and between Seller and Celavie (the “Lease”);

C.Based on the terms and conditions set forth in the Lease and the course of conduct of Seller and Celavie to date, Celavie might allege that the landlord has ongoing obligations under the Lease to perform and/or pay for tenant improvement work at the Premises (the “Tenant Improvements”);

D.Buyer intends to assume the Lease at Closing and desires to address, and to protect against, any potential monetary exposure (the “Landlord TI Contribution”) for any alleged ongoing landlord obligations under the Lease in connection with the Tenant Improvements, including, without limitation, all third party costs that may be incurred by or on behalf of Buyer in connection with the Tenant Improvements (individually and collectively, the “Costs”);

E.Accordingly, at Closing, Escrow Holder shall hold One Hundred Fifty Thousand Dollars ($150,000.00) back from the Purchase Price, which would otherwise have been distributed to Seller at Closing (the “Holdback Amount”), which amount will be held and distributed by Escrow Holder in accordance with the terms of this Agreement; and

F.The Holdback Amount is to be used solely to address Buyer’s exposure for any Landlord TI Contribution on the Tenant Improvements strictly in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Recitals.  The Recitals set forth above are hereby incorporated into the body of this Agreement.

2.Defined Terms.  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

3.Appointment of Escrow Holder.  Seller and Buyer appoint Escrow Holder as the agent to receive, hold and disburse the funds comprising the Holdback Amount strictly in accordance with the terms and conditions hereof.  Escrow Holder hereby accepts such appointment, and agrees to comply with the terms of this Agreement applicable to Escrow Holder.  The Holdback Amount shall at all times remain invested by Escrow Holder with Bank of America (or another financial institution reasonably acceptable to Buyer and Seller), in a federally-insured, interest-bearing, money-market account (the “Reserve Account”), in the name of and under the control of Escrow Holder, as escrow agent for Seller.  Interest earned on the Holdback Amount shall be charged to Seller’s tax identification number, and such interest shall be added to and constitute a part of the Holdback Amount.  On or prior to Closing, Seller shall deliver to Escrow Holder a completed and signed Form W-9 Request for Taxpayer Identification Number along with deposit investment instructions consistent with this paragraph.

4.Holdback of Funds.  At Closing, Escrow Holder shall retain an amount equal to the Holdback Amount from the proceeds otherwise due Seller, and shall hold such funds in the Reserve Account for disbursements in accordance with this Agreement.  The parties hereto agree that the Holdback Amount shall be the maximum exposure to Seller for the Landlord TI Contribution, shall be used solely in accordance with the terms of this Agreement and shall not be used for any other purpose, including, without limitation, as security for any other agreement between Escrow Holder and Seller.

5.Post-Closing Activities.  Following Closing, Buyer shall use commercially reasonable efforts to successfully negotiate and execute an amendment to the Lease (“Amendment”) which  (a) memorializes the commencement date and the expiration date of the Lease, and (b) either:

(i) Definitively establishes the total dollar amount of the Landlord TI Contribution by agreement and such total dollar amount does not exceed Thirty Thousand Dollars ($30,000.00) (unless Buyer and Seller agree in writing to modify such not-to-exceed amount) (the “Defined Exposure Amount”), in which case the Defined Exposure Amount shall be the maximum exposure to Seller for the Landlord TI Contribution; or

(ii) Fully and unconditionally waives any and all Landlord TI Contribution for Tenant Improvements (the “Waiver”) under the Lease.

During the pendency of any negotiation of such amendment, Buyer shall keep Seller reasonably apprised of progress and shall provide Seller the opportunity to opine on and discuss the terms of such negotiations with Buyer, provided that Buyer shall have no obligation to accept or implement any suggestions of Seller in connection therewith and the final form of amendment shall be acceptable to Buyer in Buyer’s sole discretion.

6.Disbursement of Reserve Account prior to Termination.

(a)If Buyer and Celavie execute an Amendment with a Waiver pursuant to Section 5 above, then Escrow Holder shall release the entire Holdback Amount to Seller (less any unpaid escrow fees or charges owed to Escrow Holder pursuant to Section 8 below), and the parties shall have no further obligations hereunder.

(b)If Buyer and Celavie execute the Amendment to the Lease that definitely establishes the Defined Exposure Amount pursuant to Section 5 above, then following Buyer’s providing to Seller and Escrow Holder commercially reasonable documentation establishing the commencement of the Tenant Improvements (at a minimum, copies of the approved permit(s), to the extent permits are required in connection with any necessary governmental approvals of the Tenant Improvements) (“TI Requirements”), such Defined Exposure Amount shall be disbursed to Buyer from the Holdback Amount, and the remaining funds (less any unpaid escrow fees or charges owed to Escrow Holder pursuant to Section 8 below), shall be disbursed to Seller.

(c)In the absence of the Amendment under Section 5 that establishes the Waiver or the Defined Exposure Amount, the entire Holdback Amount shall continue to be held with Escrow Holder for the duration of the Term (as defined in Section 7 below), and Escrow Holder shall make disbursements, if any, of the Holdback Amount to pay Costs for the Tenant Improvements incurred by Buyer as they become due, in accordance with terms of the Lease regarding landlord’s responsibility for payment of Costs for the Tenant Improvements (and Celavie’s share thereof) and subject to Buyer’s providing evidence to Seller and Escrow Holder of the TI Requirements.  So long as Buyer has reasonably and in good faith determined that it is responsible under the Lease for payment of Costs in connection with the Tenant Improvements, Buyer’s determination shall be presumed correct for purposes of this paragraph, unless Seller can establish to the contrary.  Following completion of the Tenant Improvements, Buyer shall submit to Seller and Escrow Holder a final accounting and demand of Costs incurred by Buyer in performing the Tenant Improvements.  Any portion of the Holdback Amount not disbursed or owed to Buyer, as set forth herein, following the submission of such final accounting and demand of Costs shall be promptly disbursed to Seller (less any unpaid escrow fees or charges owed to Escrow Holder pursuant to Section 8 below).

7.Term of Holdback.  Subject to the terms of Section 6 above, Escrow Holder shall be required to maintain the holdback provided for by this Agreement until the expiration or earlier termination of the Lease (including any existing extension(s) or renewal(s) rights by Celavie thereunder) and the surrender of the Premises by Celavie (the “Term”).

8.Duties of Escrow Holder; Escrow Fees.  The parties hereto agree that the duties of Escrow Holder shall be limited to holding and disbursing the Holdback Amount as provided herein.  Notwithstanding anything in this Agreement to the contrary, Escrow Holder will require mutual instructions from Seller and Buyer before disbursement of any funds from the Reserve Account.  Such mutual instructions shall be in writing and delivered in accordance with Section 11 below but can be delivered by the parties directly or by their legal counsel.  Escrow Holder shall not be concerned with, nor required to acknowledge, any conflicting demand or notice and shall be liable to neither party for failing to recognize or acknowledge any such conflicting notice or demand.    For performance of Escrow Holder’s duties under this Agreement, Escrow Holder shall be entitled to (i) an initial administrative fee of $1,500.00 due and payable by Seller at Closing to Escrow Holder; and (iii) a close out administrative fee of $1,500.00 due upon final disbursement of funds from, and close out of the Reserve Account in accordance of this Agreement, and payable by Seller either from final disbursement of funds to Seller from the Holdback Amount as provided in Section 8 or, in the event that sufficient funds are not available from the Holdback Amount, by Seller directly to Escrow Holder.  Escrow Holder is hereby authorized to retain and disburse to Escrow Holder the close out administrative fee from any final disbursement of funds to Seller from the Reserve Account in accordance with Section 8 above.

9.Conflicting Instructions or Disputes.  If, there arise any conflicting demands or claims concerning the Reserve Account or any disbursements therefrom, Escrow Holder shall have the right to file an action in interpleader requiring the parties to litigate their claims/rights.  If such action is filed and the Holdback Amount is deposited with the court, Seller and Buyer jointly and severally agree (a) to pay Escrow Holder’s cancellation charges, costs and reasonable attorneys’ fees and costs, and (b) that Escrow Holder is fully released and discharged from all further obligations under the escrow established hereby.  If an action is brought involving the Reserve Account and/or Escrow Holder in connection with this Agreement, the parties agree to indemnify and hold Escrow Holder harmless from and against any liabilities, damages and costs incurred by Escrow Holder (including reasonable attorneys’ fees and costs) in connection with this Agreement or the Reserve Account, except to the extent that such liabilities, damages and costs were caused by or arise out of the negligence or willful misconduct of Escrow Holder or Escrow Holder’s failure to perform its obligations hereunder.

10.Seller’s Right to Assign Disbursement of Funds.  Seller shall have the right to assign its right to receive disbursements of funds released hereunder from the Holdback Amount to a charitable foundation or non-profit organization of Seller’s election at any time by providing notice of Seller’s election to so assign to Buyer and to Escrow Holder.  Seller shall be solely responsible for providing such charitable foundation and/or non-profit organization with all necessary information and documentation for tax-related purposes, and neither Buyer nor Escrow Holder shall have any liability or responsibility in connection with the foregoing.

11.Notices.  Any notices, requests, demands or other communications required or permitted to be given under this Agreement shall be addressed as follows and delivered in accordance with Paragraph 16 of the Purchase Agreement:

If to Escrow Holder:

Chicago Title Company

725 Flower Street, Suite 200

Los Angeles, California 90017

Attn: Mike Slinger

Email: Mike.Slinger@ctt.com

If to Seller:

Sunbelt Enterprises, LLC

1801 Solar Drive, Suite 250

Oxnard, California 93030

Attn: Bjorn R. K. Nilson

Email: bjorn@sunbeltenterprises.com

With a copy to:

Law Offices of Jeffrey L. Marcus, APC
340 N. Westlake Blvd., Suite 270
Westlake Village, California 91362
Attn:  Jeffrey L. Marcus, Esq.

        E-Mail:  jeff@marcuslawgroup.com

If to Buyer:

Rexford Industrial Realty, L.P.

11620 Wilshire Blvd., Suite 1000

Los Angeles, California 90025

Attn: Howard Schwimmer

Email: howards@rexfordindustrial.com

With a copy to:

Greenberg Glusker LLP
1900 Avenue of the Stars, 21st Floor
Los Angeles, CA 90067
Attn:  Kenneth S. Fields, Esq.
Email: kfields@greenbergglusker.com

12.Time of the Essence; Dates.  Time is of the essence of this Agreement.  In the event that any date specified in this Agreement falls on Saturday, Sunday or other day on which public agencies and major banks are not open for business (each a “Non-Business Day”), such date shall be deemed to be the succeeding business day.  For purposes of this Agreement, a “business day” shall mean a day other than a Non-Business Day.

13.Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings.  All addenda, exhibits and schedules referred to in this Agreement are incorporated herein by reference as though set forth herein in full.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

14.Binding on Successors.  This Agreement shall be binding not only upon the parties but also upon their heirs, personal representatives, permitted assigns, lenders and other successors in interest.  Without limiting the foregoing, Buyer, Seller and Escrow Holder agree that Seller may assign its rights and beneficial interest in this Agreement to a successor-in-interest or assignee of Seller by providing prior written notice to Buyer and Escrow Holder in the manner set forth in Section 11 above.

15.Severability.  Each provision of this Agreement is severable from any and all other provisions of this Agreement.  Should any provision(s) of this Agreement be for any reason unenforceable, the balance shall nonetheless be of full force and effect.

16.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

17.Drafting.  Each of the parties hereto agree that this Agreement is the product of joint draftsmanship and negotiation and that should any of the terms be determined by a court, or in any type of quasi-judicial or other proceeding, to be vague, ambiguous and/or unintelligible, that the same sentences, phrases, clauses or other wordage or language of any kind shall not be construed against the drafting party.

18.No Merger with Deed.  Whether or not expressly stated elsewhere in this Agreement, the provisions of this Agreement shall survive the Closing, and shall not be merged into the execution, delivery or recording of the deed in connection with the Closing.

19.Entire Agreement.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and shall supersede all prior and contemporaneous agreements, representations, negotiations and understandings of the parties, oral or written.

20.Counterparts.  This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original, all of which together shall constitute the Agreement. A photocopy, facsimile, electronic or other copy of this Agreement shall have the same effect for all purposes as an ink-signed original.

21.Attorneys’ Fees.  In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and costs actually incurred, including cost on appeal.

22.Survival. The rights, obligations and covenants of Buyer and Seller under this Agreement shall survive the termination of this Agreement in perpetuity.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the Effective Date.

SELLER:

SUNBELT ENTERPRISES, LLC,
a California limited liability company

By:	/s/ Bjorn R. K. Nilsen
Name:	Bjorn R. K. Nilsen
Title:	President

BUYER:

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation
its General Partner

	By:	/s/ Howard Schwimmer
	Name:	Howard Schwimmer
	Title:	Co-Chief Executive Officer

Acceptance by Escrow Holder

Escrow Holder agrees to hold and disburse the Holdback Amount pursuant to this Agreement.

Dated: December ___, 2014	CHICAGO TITLE COMPANY,
a California corporation

By:
Name:
Title:

FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE AND

SALE OF IMPROVED REAL PROPERTY

This Fourth Amendment to Agreement for Purchase and Sale of Improved Real Property (this “Amendment”) is entered into effective as of December 8, 2014 (the “Effective Date”), by and between SUNBELT ENTERPRISES, LLC, a California limited liability company (“Seller”), and REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Buyer” and, together with Seller, collectively, the “Parties”).

RECITALS

A.The Parties entered into that certain Agreement for Purchase and Sale of Improved Real Property dated as of October 17, 2014 (the “Original Agreement”), as amended by that certain First Amendment entered into effective as of November 19, 2014 (the “First Amendment”), that certain Second Amendment entered into effective as of November 24, 2014, and that certain Third Amendment entered into effective as of December 5, 2014 (the “Third Amendment” and, together with the Original Agreement, the First Amendment, and the Second Amendment, the “Purchase Agreement”), with respect to certain “Property” located in Oxnard, California, more particularly defined therein.  All capitalized terms and phrases used in this Amendment, if not defined in this Amendment, shall have the same meanings as assigned to them in the Purchase Agreement; and

B.The Parties desire to amend the Purchase Agreement as provided in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.

Additional Flooring Work; Additional Buyer Credit.  In addition to the SSV Work and the SWS Work described in the Third Amendment, Seller has engaged West Coast Commercial Floorcovering (the “Contractor”) to perform certain floor-related work upon a portion of the Property located 201 Rice Avenue, Unit E, Oxnard, California (the “Ferguson Property”), for a contract price of $3,482.00, pursuant to the Contract Proposal attached hereto as Exhibit A (the “Ferguson Work”).

2.Seller shall cause the Ferguson Work to be fully performed by the Contractor, at Seller’s sole cost and expense, as soon as reasonably possible following the Closing, and covenants to pay the Contractor all amounts due in connection with the Ferguson Work, and to obtain unconditional lien waivers from the Contractor with respect to all such work (the “Lien Waivers”).  Buyer shall be entitled to a credit against the Purchase Price at Closing in the amount of $5,000.00 (the “Ferguson Work Credit”), which is the amount payable in connection with the Ferguson Work plus a contingency to address any overages.  Upon completion of the Ferguson Work, Buyer’s commercially reasonable approval of the completed Ferguson Work, which approval shall not be unreasonably withheld or delayed, and Buyer’s receipt of the Lien Waivers, Buyer shall promptly refund the Ferguson Work Credit to Seller.  If, for any reason, the Ferguson Work is not

1

completed, paid for by Seller, and Lien Waivers provided to Buyer as described above by Monday March 2, 2015, Buyer shall have the right to cause the Ferguson Work to occur (through the Contractor or through contractors of Buyer’s choice).  In the event Buyer causes the Ferguson Work to be completed (the “Buyer Work”) as set forth above, Buyer’s costs (supported by reasonable documentation of such costs delivered to Seller) to do so (“Buyer’s Costs”) shall be deducted from the Ferguson Work Credit with the remaining amount, if any, to be refunded to Seller within a reasonable time after completion of the Buyer Work.  The rights and obligations set forth in this paragraph shall survive the Closing.

3.Access.  Buyer hereby grants Seller and the Contractor, and their respective agents and sub-contractors (collectively, the “Seller Parties”), a license to access the Ferguson Property for the sole purpose of performing the Ferguson Work during reasonable hours, subject to the requirements of Section 4 hereof and the rights of the tenant at the Ferguson Property, for a period commencing at Closing and ending on March 2, 2015.  In the event that Seller is unable to complete the Ferguson Work by March 2, 2015, (i) the Seller Parties’ right to access the Ferguson Property provided hereby shall automatically terminate and (ii) Buyer shall complete the Ferguson Work using the Ferguson Work Credit.  The rights and obligations set forth in this paragraph shall survive the Closing.

4.Insurance; Indemnity.  Prior to entering onto the Ferguson Property following Closing, Seller (or the Contractor) shall provide Buyer with evidence, satisfactory to Buyer, that the Seller Parties carry commercial general liability insurance in the minimum amount of $1,000,000 per occurrence, which insurance shall be endorsed to name Buyer as an additional insured thereunder.  Seller shall indemnify, defend and hold Buyer harmless against any claims, losses, or damages, including, without limitation, attorney’s fees, incurred or suffered by Buyer and arising out of the performance of the Ferguson Work or Seller’s or its agents’ presence on or about the Ferguson Property following Closing through March 2, 2015.  The rights and obligations set forth in this paragraph shall survive the Closing through March 2, 2015.

5.Miscellaneous:  Except as expressly modified hereby, the Purchase Agreement remains in full force and effect and Seller and Buyer ratify and affirm the Purchase Agreement as modified hereby.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.  This Amendment may be executed via PDF and that PDF shall be deemed an original for all purposes.  If a provision of this Amendment conflicts with a provision of the Purchase Agreement, this Amendment shall supersede and control.

[Signatures on following page]

2

IN WITNESS WHEREOF, Seller and Buyer have executed this Fourth Amendment as of the Effective Date.

SELLER:

SUNBELT ENTERPRISES, LLC,
a California limited liability company

By:	/s/ Bjorn R. K. Nilsen
Name:	Bjorn R. K. Nilsen
Title:	President

BUYER:

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation
its General Partner

	By:	/s/ Howard Schwimmer
	Name:	Howard Schwimmer
	Title:	Co-Chief Executive Officer

EXHIBIT A

Contract Proposal – Ferguson Work

(Attached)